                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           USX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

USX CORPORATION

  USX-MARATHON GROUP COMMON STOCK
  USX-U. S. STEEL GROUP COMMON STOCK

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

Tuesday, April 28, 1998
10:00 A.M., Eastern Daylight Time

Grand Ballroom
The Westin William Penn Hotel
530 William Penn Place
Pittsburgh, PA
----------------------------------------------------

TABLE OF CONTENTS

                                                                PAGE
Notice of Annual Meeting of Stockholders...................           3
Proxy Statement............................................           3
  The Board of Directors...................................           4
  Proposals of the Board--
    Proposal No. 1--Election of Directors..................           6
      Nominees for Director................................           6
      Continuing Directors.................................           8
    Proposal No. 2--Election of Independent Accountants....          11
    Proposal No. 3--Approval of Amendments to the USX
      Corporation Senior Executive Officer Annual Incentive
      Compensation Plan....................................          11
    Proposal No. 4--Approval of Amendments to the USX
      Corporation 1990 Stock Plan..........................          13
  Security Ownership.......................................          16
  Executive Compensation and Other Information.............          18

----------------------------------------------------------

Please Mark, Sign and Return Your Proxy Card Promptly

                                     [LOGO]

USX Corporation                                                                                Thomas J. Usher
600 Grant Street                                                                            Chairman, Board of
Pittsburgh, PA 15219-4776                                                                            Directors
                                                                                     & Chief Executive Officer

                                      March 9, 1998

To the Stockholders:

The 1998 annual meeting of stockholders (the "Meeting") will be held in the Grand Ballroom of The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, on Tuesday, April 28 at 10:00 A.M., Eastern Daylight Time.

The election of directors and independent accountants will take place at the Meeting. This year we will elect five Class II directors whose terms will expire at the 2001 annual meeting. The proxy statement contains information with respect to the nominees as well as the other directors who continue in office. All of the nominees except one have previously been elected by the stockholders.

The proxy statement also contains two proposals by the Board of Directors. The first would amend the Senior Executive Officer Annual Incentive Compensation Plan by raising the maximum award payable to a participant, adding certain positions to the list of participants and deleting references to the former USX-Delhi Group. The second would amend the 1990 Stock Plan by extending the Stock Plan's term to 2005 and its coverage to include employees of certain USX affiliates, incorporating performance measures for the vesting of restricted stock in order to preserve the tax deductibility of the value of such stock under Section 162(m) of the Internal Revenue Code, correspondingly increasing the maximum number of shares a participant could be awarded during a calendar year, limiting the number of shares that could be granted in the form of restricted stock, prohibiting the repricing of options except in the event of a change in the outstanding common stock of the Corporation, limiting the term of an option to ten years from the date of grant, providing that restrictions on restricted stock will terminate in the event of a change in control of the Corporation, adding a stock option restoration feature and deleting references to the former USX-Delhi Group.

We hope you will be represented at the Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you expect to be present in person. The directors of USX Corporation appreciate the cooperation of stockholders in directing proxies to vote at the Meeting.

                                      Sincerely,

                                                  [SIGNATURE]

USX CORPORATION
600 Grant Street, Pittsburgh, PA 15219-4776

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ON APRIL 28, 1998

    The annual meeting of the stockholders of USX Corporation (the "Meeting") will be held in the Grand Ballroom of The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, on Tuesday, April 28, 1998 at 10:00 A.M., Eastern Daylight time, for the following purposes:

    To elect five Class II directors;

    To elect independent accountants for 1998;

    To approve a proposal to amend the Senior Executive Officer Annual Incentive Compensation Plan (a) to raise the maximum award payable to a participant, (b) to add certain positions to the list of participants, and (c) to delete references to the former USX-Delhi Group;

    To approve a proposal to amend the 1990 Stock Plan (a) to extend the Stock Plan's term to 2005 and its coverage to include employees of certain USX affiliates, (b) to incorporate performance measures for the vesting of restricted stock in order to preserve the tax deductibility of the value of such stock under Section 162(m) of the Internal Revenue Code, (c) to correspondingly increase the maximum number of shares a participant could be awarded during a calendar year, (d) to limit the number of shares that could be granted in the form of restricted stock, (e) to prohibit the repricing of options except in the event of a change in the outstanding common stock of the Corporation, (f) to limit the term of an option to ten years from the date of grant, (g) to provide that restrictions on restricted stock will terminate in the event of a change in control of the Corporation, (h) to add a stock option restoration feature, and
(i) to delete references to the former USX-Delhi Group; and

    To transact such other business as may properly come before the Meeting.

    Holders of record of each of the classes of USX's common stock on the books of USX Corporation at the close of business on February 27, 1998 are entitled to vote at the Meeting. Beneficial owners of shares of USX's common stock held by banks, brokers or other intermediaries (i.e., in "street name") must present proof of their ownership for admittance to the Meeting. Such proof may be in the form of a recent brokerage statement or a letter or proxy from the intermediary.

                                      By order of the Board of Directors,

                                            DAN D. SANDMAN,

                                                    Secretary

Dated, March 9, 1998
                           --------------------------

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of USX Corporation ("USX" or the "Corporation") for use at the 1998 annual meeting of stockholders (the "Meeting") to be held on April 28, 1998 in the Grand Ballroom of The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania. The enclosed proxy is for the use of holders of record of USX-Marathon Group Common Stock ("Marathon Stock") and USX-U.S. Steel Group Common Stock ("Steel Stock") at the close of business on February 27, 1998. The USX-Delhi Group Common Stock was redeemed on January 26, 1998 and will therefore not be voted at the Meeting. The proxy is a means by which stockholders may authorize the voting of their shares at the Meeting. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by a proxy. Shares represented by proxies received will be voted as specified by the stockholder. Except as otherwise specified in the proxy, shares will be voted for the election of the nominees for director named herein, for the election of Price Waterhouse LLP as independent accountants for 1998 and for the proposals to amend the Senior Executive Officer Annual Incentive Compensation Plan and the 1990 Stock Plan. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of USX or by voting in person at the Meeting. Both classes of common stock will vote together as a single class on all matters presented for consideration at the Meeting. Directors are elected by a plurality, and independent accountants by a majority, of the votes of the shares present in person or represented by proxy and entitled to vote. The proposals to amend the Senior Executive Officer Annual Incentive Compensation Plan and the 1990 Stock Plan must receive a majority of the votes present in person or represented by proxy and entitled to vote in order to be approved. Abstentions are counted as votes present and entitled to vote and have the effect of votes against a particular matter. Broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any other voting matter. Both abstentions and broker non-votes are counted in determining the presence of a quorum.

    The Board has adopted a policy on confidential voting with respect to proxies. The policy, which will be applicable to voting in connection with the Meeting, provides stockholders confidentiality in voting. Accordingly, all executed proxy cards and ballots which identify stockholders are held permanently confidential, except (i) as necessary to meet any applicable legal requirements, (ii) in limited circumstances, such as contested proxy solicitations, and (iii) to allow inspectors of election to tabulate and certify the vote. The tabulators, who are currently employees of USX, and the inspectors of election, who are not employees of USX, are required to execute appropriate confidentiality agreements.

    The Board knows of no business that will be presented for consideration at the Meeting other than the matters described in this proxy statement. If any other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    As of the close of business on February 27, 1998, there were outstanding 288,794,243 shares of Marathon Stock and 86,578,618 shares of Steel Stock. At the Meeting each share of Marathon Stock will be entitled to one vote and each share of Steel Stock will be entitled to 1.027 votes with respect to matters to be voted upon by both classes of common stock voting as a single class. The number of votes each share of Steel Stock is entitled to cast has been calculated using a formula based on time-weighted average ratios of the market value of one share of Steel Stock to one share of Marathon Stock over the 20 business day period ending on February 20, 1998, as provided in USX's Certificate of Incorporation. Shares of preferred stock are not entitled to vote at the Meeting. This proxy statement was first mailed to the stockholders of USX on or about March 9, 1998.

                             THE BOARD OF DIRECTORS

    The business of USX is under the general direction of the Board as provided by the By-Laws of USX and the laws of Delaware, the state of incorporation. There are five principal committees of the Board: the Audit, Compensation, Organization and Corporate Governance, and Public Policy Committees and the Committee on Financial Policy.

    THE AUDIT COMMITTEE has oversight responsibility for ensuring the integrity of the financial reports of USX, determining that the administrative, operational and internal accounting controls are reviewed periodically to assure that USX is operating in accordance with prescribed procedures and codes of conduct and providing direction to the internal audit staff and the independent accountants. In carrying out its responsibilities, the Audit Committee makes recommendations to the Board regarding the independent accountants to be nominated for election by the stockholders and reviews the independence of such accountants, approves the scope of the annual audit activities of the independent accountants and USX's internal auditors, approves the audit fee payable to the independent accountants and reviews audit results. It also has been assigned the responsibility of reviewing matters pertaining to potentially divergent interests, if any, between the two classes of common stock, the policies and practices of USX with respect to the two business groups, the allocation of charges and credits between the two business groups and the discharge by the Board of its fiduciary duties to the common stockholders in the context of the two separate classes of stock. In addition, the Audit Committee reviews and approves the Form 10-K Annual Report filed with the Securities and Exchange Commission (the "Commission"). Mr. Armstrong, Dr. Brown and Messrs. Corry, Marshall, McGillicuddy, Schofield, Snow and Yearley are members of the Audit Committee, and Mr. Armstrong is Chairman.

    THE COMPENSATION COMMITTEE is responsible for making recommendations to the Board on all matters of policy and procedures relating to compensation of executive management, for approving the salaries of officers (other than the officer-directors, whose salaries are approved by the Board) and for administration of the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. The Committee also approves grants of options, stock appreciation rights and restricted stock under, and administers, the plans under which long-term incentives are granted. The Committee is authorized to adopt and amend, on behalf of USX, employee benefit plans, to review the activities of United States Steel and Carnegie Pension Fund as administrator of certain benefit plans and to make recommendations to the Board concerning policy matters relating to employee benefits. Its members are Messrs. Lee, Lego, McGillicuddy and Schofield, and Mr. McGillicuddy is Chairman.

    THE ORGANIZATION AND CORPORATE GOVERNANCE COMMITTEE makes recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election as directors, the composition and functions of committees of the Board, the compensation of non-employee directors, and all matters relating to the development and effective functioning of the Board. It also confers with USX's management concerning plans for succession to executive management positions and assesses and makes recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other committees of the Board. The Organization and Corporate Governance Committee, in recommending candidates for election as directors, among other considerations, studies from time to time the composition of the Board and endeavors to locate candidates for Board membership whose backgrounds indicate that they have broad knowledge and experience in business and society in general. The Organization and Corporate Governance Committee also considers nominees recommended by stockholders for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of USX for presentation to the Organization and Corporate Governance Committee. Messrs. Armstrong, Corry, Lego, Richman, Schofield and Yearley are members of the Organization and Corporate Governance Committee, and Mr. Yearley is Chairman.

    THE PUBLIC POLICY COMMITTEE reviews and makes recommendations to the Board concerning corporate policy in connection with community and governmental relations, codes of conduct, environmental, safety and OSHA matters, investor relations, trade matters and other broad social, political and public issues. Mr. Armstrong, Dr. Brown and Messrs. Lee, Lego, Marshall, McGillicuddy, Richman and Snow are members of the Public Policy Committee, and Mr. Lego is Chairman.

    THE COMMITTEE ON FINANCIAL POLICY provides oversight with respect to the appropriate capital structure and financial policies for the Corporation. In undertaking such oversight, the key responsibility of the Committee is to make recommendations to the Board concerning dividends. The Committee is delegated authority to approve financings by USX, except for financings which involve the issuance of common equity. This authority includes the recommendation of action to subsidiary companies and partnerships or joint ventures involving USX. The Committee is delegated authority to authorize loans to outside entities, to authorize guarantees by USX of the credit of others and to authorize other uses of USX credit, and to approve the Corporation's funding policy for its pension and other post employment benefit plans. Collaterally, the Committee is delegated responsibility for reviewing the performance of United States Steel and Carnegie Pension Fund as investment manager and/or trustee of employee benefit plans for the Corporation. In addition, the Committee receives reports and makes recommendations to the Board on various financial matters. Its members are Dr. Brown and Messrs. Corry, Lee, Marshall, Richman, Snow and Yearley, and Mr. Lee is Chairman.
    The Board of Directors met ten times in 1997. The Audit Committee met five times in 1997, the Compensation Committee four times, the Organization and Corporate Governance Committee three times, the Public Policy Committee three times and the Committee on Financial Policy four times. The directors spend considerable time in preparing for meetings of the Board and the committees on which they serve. They also attend as many of the meetings as is possible. During 1997, attendance of the directors averaged 92%. Due to a short illness, one director, John M. Richman, attended fewer than 75% of the meetings of the Board and the committees on which he serves. But for such illness, his attendance would have been above 75%.

                           COMPENSATION OF DIRECTORS

    Directors who are officers or employees of USX or of its subsidiaries receive no fees or remuneration, as such, for service as a member of the Board or any Board committee. The By-Laws of USX provide that each director who is not such an officer or employee shall receive such allowances and attendance fees as the Board may from time to time determine. The Board has determined that non-employee directors shall each receive annual retainers of $60,000, each Chairman of a Board committee an additional annual fee of $6,000 and other members of a Board committee an additional annual fee of $5,000 each, plus a fee of $1,600 for each Board or committee meeting attended.

    Pursuant to the USX Corporation Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan") non-employee directors may defer some or all of their annual retainers in the form of Common Stock Units or cash. Common Stock Units are book entry units equal in value to a share of Marathon Stock or Steel Stock, as the case may be. New directors will be required to receive at least 50 percent of their annual retainers in the form of Common Stock Units. Common Stock Units are credited in January of each year to each non-employee director's account as a combination of Marathon Stock and Steel Stock in the same ratio that the outstanding shares of each class of common stock, on a fully diluted basis, bear to each other on the last day of the preceding calendar year. Each Common Stock Unit increases or decreases in value by the same amount and with the same frequency as the fair market value of a share of the corresponding class of common stock. Each quarter, whenever dividends are paid on the Corporation's common stock, equivalent amounts are converted to Common Stock Units and credited to each deferred stock account. Deferred cash accounts may be invested in certain investment options. Deferred stock benefits are distributed in shares of common stock within five business days after a non-employee director leaves the Board. Deferred cash benefits are distributed either in a lump sum or in installments over ten years, in either case after the director leaves the Board. In the event of a change in control of the Corporation resulting in the removal of a non-employee director from the Board, such director will receive cash equal to the aggregate value of his or her deferred cash account and deferred stock account as determined using the higher of the closing prices of each class of the Corporation's common stock on the New York Stock Exchange on the date of such change in control or the highest price actually paid for each class of the Corporation's common stock in connection with such change in control.

    In 1997 the Board eliminated the Non-Employee Director Retirement Benefit Program (the "Retirement Program"). Accrued vested benefits under the Retirement Program were converted into Common Stock Units under the Deferred Compensation Plan. In addition, in order to compensate for lost future benefits, the annual retainer was increased by $30,000. Each director has elected to take at least that amount in the form of Common Stock Units.

    The USX Corporation Non-Employee Director Stock Plan provides that USX will supplement the fees paid to each non-employee director with a grant of shares of each class of common stock of USX equal to that number of shares of such class purchased in the open market by the director up to a maximum of 500 shares of such class. In order to qualify for such grants, non-employee directors must have purchased shares during the 60 days following the date of their initial election to the Board.

    The retirement policy for members of the Board provides that each non-employee director may continue to serve until the end of the month in which age 72 is attained and that each officer-director may continue to serve until retirement as an employee, except that the chief executive officer may continue to serve after such retirement if the Board requests that such chief executive officer do so, provided that under no circumstances shall the chief executive officer serve after the month in which such chief executive officer attains age
70. The policy requires retirement notwithstanding that the director's term expires at a later date. It also provides that directors who undergo a significant change in their business or professional careers should volunteer to resign from the Board.

                             PROPOSALS OF THE BOARD

    The following proposals are expected to be presented to the Meeting by the Board.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    USX's Certificate of Incorporation provides that the directors shall be divided into three classes: Class I, Class II and Class III, each class to consist, as nearly as may be possible, of one-third of the whole number of the Board. At each annual meeting the directors elected to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election, and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

    The Board has set the maximum number of directors at sixteen, pursuant to the provisions of the By-Laws. The current five Class II directors are nominees for election this year for a three-year term expiring at the 2001 annual meeting. All of the nominees (except Mr. Wilhelm, who was elected by the directors effective July 25, 1995) and all of the continuing Class I and Class III directors have previously been elected by the stockholders. Of the fifteen present directors, four are current officers of USX, one is a retired officer of USX, seven have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university professor before entering business, one had a career as a distinguished chemist before becoming an educator and one has a distinguished career in education in addition to service as a member of the President's Cabinet. A brief statement of the background of each nominee and each continuing director is given on the following pages. If any nominee shall be unable to serve, proxies may be voted for another person designated by the Board.

    To be eligible for election as directors, persons nominated other than by the Board must be nominated in accordance with the procedures set forth in the By-Laws which require that notice be received by the Secretary at least 60 days, but not more than 90 days, prior to the date of the Meeting containing certain information regarding the person or persons to be nominated and the stockholder giving such notice.

               NOMINEES FOR CLASS II DIRECTOR--TERM EXPIRES 2001

------------------------------------------------------------------------------------------------
                      VICTOR G. BEGHINI                 Director since
     [PHOTO]          1990                   Age: 63
                      VICE CHAIRMAN-MARATHON GROUP, USX CORPORATION. Mr. Beghini graduated from
                      Pennsylvania State University with a BS degree in petroleum engineering.
                      He joined Marathon in 1956 and served in various positions throughout the
                      United States until being elected vice president, supply & transportation in early 1978 and a director of Marathon later that year. He was elected president of Marathon Petroleum Company in January 1984, senior vice president, domestic exploration and production for Marathon Oil Company in
                      1985 and senior vice president, worldwide production in 1986. Mr. Beghini was elected president of Marathon Oil Company in 1987. He was elected vice chairman-energy and a director of USX in June 1990 and vice chairman-Marathon Group in May 1991. He is a director of Baker Hughes
                      Inc., Pitt-Des Moines, Inc. and the American Petroleum Institute; and a
                      member of the National Petroleum Council.
------------------------------------------------------------------------------------------------

6
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
------------------------------------------------------------------------------------------------
                      CHARLES R. LEE                  Director since
     [PHOTO]          1991                    Age: 58
                      CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GTE CORPORATION
                      (TELECOMMUNICATIONS). Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming senior vice president-finance for Penn Central Corp. and then Columbia Pictures
                      Industries Inc. In 1983 he joined GTE as senior vice president of finance and in 1986 was named senior vice president of finance and planning. He was elected president, chief operating officer and director in December
                      1988 and elected to his present position in May 1992. Mr. Lee is a director of The Procter & Gamble Company, the Stamford Hospital
                      Foundation, the New American Schools Development Corporation and United
                      Technologies Corporation. He is a member of The Business Council, the
                      Business Roundtable, The Conference Board and the New American Realities
                      Committee of the National Planning Association. He is also a member of the
                      Harvard Business School's Board of Directors of the Associates and a
                      trustee of Cornell University.
------------------------------------------------------------------------------------------------
                      RAY MARSHALL                   Director since
     [PHOTO]          1994                     Age: 69
                      PROFESSOR, UNIVERSITY OF TEXAS. Dr. Marshall graduated from Millsaps
                      College in 1949 with a BA degree and received an MA in economics from the
                      Louisiana State University in 1950 and a PhD in economics from the
                      University of California at Berkeley in 1954. From 1962 to 1967, Dr.
                      Marshall was a professor of economics at the University of Texas at
                      Austin. He was chairman of the department of economics and held the chair of Alumni Professor of Economics at the University of Kentucky from 1967 to 1969. He returned to the University of Texas as chairman of the department of economics and director of the Center for the Study of Human
                      Resources in 1969. In 1977 Dr. Marshall became the U.S. Secretary of Labor under the Carter administration. Dr. Marshall currently holds the Audre and Bernard Rapoport Centennial Chair in Economics and Public Affairs at
                      the University of Texas at Austin.
------------------------------------------------------------------------------------------------
                      THOMAS J. USHER                 Director since 1991                   Age:
     [PHOTO]          55
                      CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER, USX CORPORATION. Mr.
                      Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a PhD in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's South and Gary Works. He was elected executive vice president-heavy products in 1986, president-U.S. Steel
                      Group and director of USX in 1991, president & chief operating officer of
                      USX in 1994 and chairman of the board and chief executive officer effective July 1, 1995. He is a director of PNC Bank, N.A., PPG
                      Industries, Inc., Transtar, Inc., the International Iron and Steel
                      Institute and the U.S.-Japan Business Council, Inc.; Vice Chairman of the
                      American Iron and Steel Institute; a member of the Policy Committee of the
                      Business Roundtable; Director and Chairman of the U.S.-Korea Business
                      Council; and a member of the Board of Trustees of the University of
                      Pittsburgh and of the Board of the Extra Mile Education Foundation.
------------------------------------------------------------------------------------------------
                      PAUL J. WILHELM                  Director since
     [PHOTO]          1995                    Age: 56
                      PRESIDENT-U.S. STEEL GROUP, USX CORPORATION. Mr. Wilhelm received a BS degree in mechanical engineering from Carnegie-Mellon University in 1964 and joined USX following graduation. After holding a number of management positions, Mr. Wilhelm in 1992 was elected vice president-technology &
                      management services for the U.S. Steel Group. In 1993 he was named president of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel Ltd. Mr. Wilhelm was elected vice
                      president-operations of the U.S. Steel Group in 1994 and was elected to his current position the same year. He is a member of the Association of
                      Iron & Steel Engineers and the American Iron & Steel Institute, serves on the board of the Japan-America Society of Pennsylvania and is a member of the board of trustees of Carnegie Mellon University.
------------------------------------------------------------------------------------------------

               CONTINUING CLASS III DIRECTORS--TERM EXPIRES 1999

------------------------------------------------------------------------------------------------
                      JEANETTE G. BROWN                Director since 1993                  Age:
     [PHOTO]          69
                      RETIRED DIRECTOR OF CORPORATE RESEARCH, BP AMERICA. Dr. Brown graduated from Ohio University in 1950 with a BS degree and received an MS degree from Western Reserve University in 1958. She holds eight D.Sc. (hon.)
                      degrees. Dr. Brown completed the Executive Management School, University of California, Berkeley. From 1950 to 1988 she was employed by BP America
                      (formerly The Standard Oil Company) in various research positions. She retired as director of corporate research, environmental and analytical sciences. She is a director of AGA Gas, Inc., The BF Goodrich Company and
                      McDonald & Co. Investments, Inc. Dr. Brown is a trustee of the Ohio
                      University Foundation and was Distinguished Visiting Professor and
                      Director, Research Enhancement there from 1989-1995. She was appointed to the Ohio Boards of Regents in 1995, and is chair of the Board of Trustees of The Cleveland Scholarship Programs, Inc. and is a trustee of the
                      Cleveland Orchestra. She also serves on the White House Joint High Level
                      Advisory Panel on US/Japan Science and Technology Agreements.
------------------------------------------------------------------------------------------------
                      CHARLES A. CORRY                 Director since
     [PHOTO]          1988                   Age: 66
                      RETIRED CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER, USX CORPORATION.
                      Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law
                      School. After serving in the U.S. Air Force, he joined USX in 1959, holding various finance and accounting positions prior to being named vice president-corporate planning in 1979. Mr. Corry was elected senior vice president and comptroller in 1982 and president of the U.S. Diversified
                      Group of USX in 1987. He was elected president of USX in 1988 and elected chairman of the board and chief executive officer in 1989, the position he held until his retirement on June 30, 1995. Mr. Corry serves as Chairman of the Executive Committee of the Board. He is a director of GenCorp Inc.
                      and Mellon Bank Corporation, a member of the Federal Judicial Nominating
                      Commission and a member of The Business Council.
------------------------------------------------------------------------------------------------
                      PAUL E. LEGO                   Director since
     [PHOTO]          1988                     Age: 67
                      RETIRED CHAIRMAN, WESTINGHOUSE ELECTRIC CORPORATION. Mr. Lego graduated from the University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a vice president in 1979, executive vice president in 1980 and senior executive vice president, corporate resources in 1985. In 1988 Mr. Lego was elected a director and president and chief operating officer of Westinghouse and chairman and chief executive officer in 1990. Mr. Lego retired in January 1993. He is
                      Chairman of the Board of Commonwealth Industries, Inc. and a director of
                      Consolidated Natural Gas Company, Lincoln Electric Company, and PNC Bank
                      Realty Holding Company; a trustee of the University of Pittsburgh; and a member of The Business Council and the board of overseers of the New
                      Jersey Institute of Technology.
------------------------------------------------------------------------------------------------

                      SETH E. SCHOFIELD                 Director since
     [PHOTO]          1994                   Age: 58
                      RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, USAIR GROUP, INC. Mr.
                      Schofield graduated from the Harvard Business School Program for
                      Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became executive vice president-operations in 1981. Mr. Schofield served as president and chief operating officer from 1990 until 1991. He was elected president and chief executive officer in 1991 and became chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Calgon Carbon Corp., the Erie Insurance Group, DeSai
                      Investment Corporation and PNC Bank, NA.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                      DOUGLAS C. YEARLEY                Director since
     [PHOTO]          1992                  Age: 62
                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, PHELPS DODGE CORPORATION
                      (A MAJOR INTERNATIONAL MINING AND MANUFACTURING CONCERN). Mr. Yearley
                      graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management
                      Development at Harvard Business School. He joined Phelps Dodge in 1960 as director of research. He held several key positions before being elected executive vice president and a director in 1987. Mr. Yearley was elected chairman and chief executive officer in 1989 and president in 1991. He is a director of Lockheed Martin Corporation, J.P. Morgan & Co. Incorporated
                      and Morgan Guaranty Trust Company, and Southern Peru Copper Corporation; a
                      member of the Policy Committee of The Business Roundtable; director of the
                      International Copper Association; chairman of the National Mining
                      Association Board; director of the Copper Development Association; member of The Business Council; and director of the Phoenix Symphony Orchestra.
------------------------------------------------------------------------------------------------

                CONTINUING CLASS I DIRECTORS--TERM EXPIRES 2000

------------------------------------------------------------------------------------------------
                      NEIL A. ARMSTRONG                Director since 1984                  Age:
     [PHOTO]          67
                      CHAIRMAN, AIL SYSTEMS INC. (DEFENSE ELECTRONICS COMPANY). Mr. Armstrong
                      received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern
                      California. For 17 years he served with the National Aeronautics and Space
                      Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. In 1982 he became chairman of CTA, Inc. and retired from that position in 1992. He has served as chairman of AIL Systems Inc. since June 1989. He is a director of CINergy Corp., Cincinnati Milacron Inc., Eaton Corporation, RMI
                      Titanium Company and Thiokol Corporation and is a member of the National
                      Academy of Engineering.
------------------------------------------------------------------------------------------------
                      ROBERT M. HERNANDEZ               Director since 1991                 Age:
     [PHOTO]          53
                      VICE CHAIRMAN & CHIEF FINANCIAL OFFICER, USX CORPORATION. Mr. Hernandez
                      graduated from the University of Pittsburgh with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate
                      School of Finance and Commerce at the University of Pennsylvania. He
                      joined USX in 1968 and held various finance and accounting positions until
                      1980 when he was appointed assistant corporate comptroller. He was elected vice president and treasurer in 1984 and senior vice president and comptroller in 1987. In 1989, he was appointed president of the U.S.
                      Diversified Group and in 1990 elected senior vice president-finance &
                      treasurer. He was elected director and executive vice president-accounting
                      & finance & chief financial officer in 1991 and vice chairman & chief financial officer in 1994. Mr. Hernandez is a director and chairman of RMI
                      Titanium Company; a director of Marinette Marine Corporation and Transtar,
                      Inc., and a director and chairman of the executive committee of ACE
                      Limited; a trustee of BlackRock Funds; a member of the boards of trustees of the Allegheny Health, Education and Research Foundation and of
                      Allegheny General Hospital; a director of the Pennsylvania Chamber of
                      Business and Industry; and a member of the Pennsylvania Business
                      Roundtable.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                      JOHN F. MCGILLICUDDY               Director since
     [PHOTO]          1984                 Age: 67
                      RETIRED CHAIRMAN OF THE BOARD, CHEMICAL BANKING CORPORATION. Mr.
                      McGillicuddy graduated from Princeton University in 1952 and received an
                      LLB degree from Harvard Law School in 1955. He joined Manufacturers
                      Hanover Trust Company in 1958, became vice president in 1962, senior vice president in 1966 and executive vice president and assistant to the chairman in 1969. In 1970 he was elected vice chairman and a director of
                      Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company
                      and became president of both in 1971. Mr. McGillicuddy was named chairman and chief executive officer of the companies in 1979. Following the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation on
                      January 1, 1992, Mr. McGillicuddy became chairman of the board and chief executive officer of the new Chemical Banking Corporation and retired in
                      January 1994. He is a director of Southern Peru Copper Corporation and UAL
                      Corporation. He is a member of The Business Council and a trustee emeritus of Princeton University.
------------------------------------------------------------------------------------------------
                      JOHN M. RICHMAN                 Director since 1985                   Age:
     [PHOTO]          70
                      COUNSEL FOR WACHTELL, LIPTON, ROSEN & KATZ (LAW FIRM). Mr. Richman is a
                      graduate of Yale University and Harvard Law School. He joined the Kraft,
                      Inc. law department in 1954 and became general counsel of the Sealtest
                      Foods Division in 1963. He was named general counsel of the corporation in
                      1970, senior vice president in 1973 and was elected deputy chairman and a director in 1979. In 1979 he became chairman and chief executive officer.
                      In 1980 he was elected chairman of Dart & Kraft, Inc. which was renamed
                      Kraft, Inc. in 1986. In 1988, following the merger of Kraft, Inc. and
                      Philip Morris Companies Inc., he was elected a director and vice chairman of the board of Philip Morris Companies Inc. He ceased being a vice chairman of the board in 1989 and a director in 1994. Mr. Richman became acting chairman & chief executive officer of R.R. Donnelley & Sons Company in 1996 and retired from that position in 1997. He is a director of
                      BankAmerica Corporation and Bank of America NT&SA, Security Capital
                      Atlantic Incorporated, Stream International, Inc. and the Evanston
                      Hospital Corporation; a trustee of Northwestern University, the Johnson
                      Foundation and the Chicago Symphony Orchestra; and a member of The
                      Business Council.
------------------------------------------------------------------------------------------------
                      JOHN W. SNOW                   Director since
     [PHOTO]          1995                     Age: 58
                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CSX CORPORATION (A MAJOR
                      TRANSPORTATION COMPANY). Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the
                      University of Virginia and earned a law degree from George Washington
                      University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the
                      U.S. Department of Transportation and the National Highway Traffic Safety
                      Administration, Mr. Snow joined CSX in 1977 as vice-president--government affairs for Chessie System Inc. After a number of other senior management assignments, he was elected president and chief operating officer of CSX in 1988, president and chief executive officer in 1989 and chairman, president and chief executive officer in 1991. Mr. Snow is a director of
                      Circuit City Stores, Inc. and Textron Inc. He is also a member of the board of the Association of American Railroads; a member of the boards of trustees of The Johns Hopkins University and of the University of Virginia
                      Darden School Foundation; and a member of the Policy Committee of the
                      Business Roundtable, of the Executive Committee of The Business Council
                      and of the U.S. Japan Business Council.
------------------------------------------------------------------------------------------------

              PROPOSAL NO. 2--ELECTION OF INDEPENDENT ACCOUNTANTS
    Price Waterhouse LLP ("Price Waterhouse") has served as independent accountants of USX for many years. It is believed that the knowledge of USX's business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of Price Waterhouse assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the audit area. Representatives of Price Waterhouse are expected to be present at the Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
    For the year 1997, Price Waterhouse performed professional services principally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group and the U.S. Steel Group, certain subsidiaries and certain pension and other employee benefit plans; review of quarterly reports and review of filings with the Securities and Exchange Commission and other agencies.

                   PROPOSAL NO. 3--APPROVAL OF AMENDMENTS TO
                  THE USX CORPORATION SENIOR EXECUTIVE OFFICER
                       ANNUAL INCENTIVE COMPENSATION PLAN

    The Board unanimously recommends that the stockholders approve amendments to, and the restatement of, the USX Corporation Senior Executive Officer Annual Incentive Compensation Plan (the "Plan"). Capitalized terms used herein shall have the meanings assigned to them in the Plan, a copy of which is attached as Annex I.

BACKGROUND

    The Plan was initially approved by the stockholders on May 2, 1994, having received over 94 percent of the votes cast. It is designed to preserve the tax deductibility, under Section 162(m) of the Internal Revenue Code, of the annual incentive compensation paid to the Corporation's senior executive officers. Its objectives are to advance the interests of the Corporation by providing Participants with annual incentive opportunities linked directly to specific business results. It is intended to (a) reinforce the Corporation's goal-setting and strategic planning process, (b) recognize the efforts of senior executive officers in achieving designated objectives, and (c) aid in attracting and retaining competent senior executive officers, thus ensuring the long-range success of the Corporation. The Plan establishes performance measures that are used by the Compensation Committee to evaluate the performance of the Corporation and/or a Group for purposes of paying Awards.

    The Committee believes that the current annual maximum Award payable to a participant in the amount of $1,420,000 should be raised to $3,000,000. Because the Plan does not have a termination date, the Committee believes that adequate growth in incentive compensation in future years should be provided for and that increasing the amount of such maximum Award to $3,000,000 would permit such growth.

    The Committee also recommends the addition of certain positions to the list of eligible participants in the Plan. Some of these positions (e.g. USX Corporation President) are not currently occupied, but the Committee wants to ensure that if they ever are occupied, the incentive compensation paid to such officers will be tax deductible. Other positions (e.g. Marathon Oil Company Senior Vice Presidents) are currently occupied, and the Committee wants to ensure that such officers' incentive compensation will be tax deductible if they are ever among the Corporation's five most highly-compensated officers.

    In summary, the amendments would

    (a) increase the maximum annual Award payable to a Participant from $1,420,000 to $3,000,000;

    (b) add the following positions to the list of eligible participants in the
Plan:

            USX Corporation Chairman
            USX Corporation President
            USX Corporation Vice Chairmen
            USX Corporation Executive Vice Presidents
            Marathon Oil Company Senior Vice Presidents
            U. S. Steel Group Senior Vice Presidents; and

    (c) delete outdated references to the former USX-Delhi Group.

    It is impossible to determine either the amounts that will be awarded in the future or those that would have been awarded for 1997 as a result of these amendments, since Awards are, and will continue to be, within the discretion of the Committee under the terms of the Plan.

    If the stockholders do not approve the amendments to the Plan, the Plan will remain in effect in its current form.

SUMMARY OF MATERIAL FEATURES OF THE AMENDED AND RESTATED USX CORPORATION SENIOR EXECUTIVE OFFICER ANNUAL INCENTIVE COMPENSATION PLAN

    The Plan, as amended and restated, would authorize the Compensation Committee to adopt, in accordance with regulations promulgated under the Internal Revenue Code, applicable target levels under the performance measures described below, and the amounts to be awarded for attaining such target levels. The Committee will have the right to reduce the amount of an Award or eliminate an Award that would otherwise be payable to a Participant, i.e. exercise "negative discretion". In no event will the amount of an Award payable to a Participant for a given year exceed $3,000,000.

    Individuals serving in one of the positions listed below for at least a portion of a calendar year will be eligible to participate in the Plan:

            USX Corporation Chairman
            USX Corporation Chief Executive Officer
            USX Corporation President
            USX Corporation Vice Chairmen
            USX Corporation Chief Operating Officer
            USX Corporation Chief Financial Officer
            USX Corporation General Counsel
            USX Corporation Executive Vice Presidents
            USX Corporation Senior Vice Presidents
            Marathon Oil Company President
            Marathon Oil Company Executive Vice Presidents
            Marathon Oil Company Senior Vice Presidents
            U. S. Steel Group President
            U. S. Steel Group Executive Vice Presidents
            U. S. Steel Group Senior Vice Presidents

    Set forth below are the performance measures under the Plan, which are not being amended except to delete performance measures related to the former USX-Delhi Group:

                                                                             ELIGIBLE POSITIONS
                                          ----------------------------------------------------------------------------------------
                                                                                                           USX CORPORATION
                                                                                                              CHAIRMAN,
                                                                                                       CHIEF EXECUTIVE OFFICER,
                                                                                                              PRESIDENT,
                                                                                                            VICE CHAIRMEN,
                                              U. S. STEEL GROUP           MARATHON OIL COMPANY         CHIEF OPERATING OFFICER,
                                                  PRESIDENT,                   PRESIDENT,              CHIEF FINANCIAL OFFICER,
                                          EXECUTIVE VICE PRESIDENTS    EXECUTIVE VICE PRESIDENTS           GENERAL COUNSEL,
         APPLICABLE PERFORMANCE                      AND                          AND               EXECUTIVE VICE PRESIDENTS AND
                MEASURES                    SENIOR VICE PRESIDENTS       SENIOR VICE PRESIDENTS         SENIOR VICE PRESIDENTS
----------------------------------------  --------------------------   --------------------------   ------------------------------
Income from Operations
  U. S. Steel Group.....................               X                                                           X
  Marathon Group........................                                            X                              X
Steel Shipments.........................               X                                                           X
Oil and Natural Gas Production
  Liquid Hydrocarbon....................                                            X                              X
  Natural Gas...........................                                            X                              X
Increases in Reserves in
Excess of Annual Production
  Liquid Hydrocarbon....................                                            X                              X
  Natural Gas...........................                                            X                              X
Refined Products
  Sales.................................                                            X                              X
  Margins...............................                                            X                              X
Worker Safety
  U. S. Steel Group--Injury
    Frequency Rate......................               X                                                           X
  Marathon Group--Lost-Time
    Accidents...........................                                            X                              X
Toxic Emissions Improvements
  U. S. Steel Group.....................               X                                                           X
  Marathon Group........................                                            X                              X
Work Force Diversity....................                                                                           X
Common Stock Performance
  U. S. Steel Group.....................               X                                                           X
  Marathon Group........................                                            X                              X

    Awards may be paid only after the Committee certifies that the applicable performance measures have been satisfied.

    This summary is qualified in its entirety by reference to the copy of the Plan attached as Annex I.

                   PROPOSAL NO. 4--APPROVAL OF AMENDMENTS TO
                      THE USX CORPORATION 1990 STOCK PLAN

    The Board unanimously recommends that the stockholders approve amendments to, and the restatement of, the USX Corporation 1990 Stock Plan (the "Stock Plan"). Capitalized terms used herein shall have the meanings assigned to them in the Stock Plan, a copy of which is attached as Annex II.

BACKGROUND

    The Stock Plan was initially approved by the stockholders on May 7, 1990 with a termination date of May 7, 2000. On April 29, 1997, the stockholders approved certain amendments to the Stock Plan placing individual limits on grants of stock options and stock appreciation rights to preserve the tax deductibility of such compensation under Section 162(m) of the Internal Revenue Code, and increasing the number of shares of USX-Delhi Group Common Stock available for grant.

    The Stock Plan is designed (a) to promote the long-term financial interests and growth of the Corporation and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business,
(b) to motivate management personnel by means of growth-related incentives to achieve long-range growth goals, (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock ownership in the Corporation, and (d) to permit grants to participants with respect to the class of common stock that reflects the performance of the Corporation's major business in which the participant works.

    The Compensation Committee believes that the Stock Plan has proven to be an effective vehicle for providing long-term incentives to its management personnel and that it continues to promote the interests of the Corporation and its stockholders. Accordingly, the Committee believes that the Stock Plan should be extended beyond its current expiration date of May 7, 2000 and that its incentive features should be more broadly available to employees of the Corporation's limited liability company subsidiaries and joint ventures included within the Marathon Group or the U. S. Steel Group. The Committee is not, however, recommending an increase in the aggregate number of shares available for grant in any calendar year. In addition, the Committee believes that the Stock Plan should be amended to establish new performance measures for the vesting of restricted stock in order to preserve the tax deductibility thereof under Section 162(m) of the Internal Revenue Code, and correspondingly to increase the maximum number of shares a participant could be awarded during a calendar year. The Committee also recommends that limits be established on the number of shares that could be granted in the form of restricted stock, that the repricing of options be prohibited except in the event of a change in the outstanding common stock of the Corporation, that no option have a term exceeding ten years from the date of grant, and that all restrictions on restricted stock terminate in the event of a change in control of the Corporation. Finally, the Committee recommends, as a means by which the Corporation's executives can increase their holdings of USX common stock, the addition of a restoration feature to the exercise of stock options under the Stock Plan. Unlike option repricing, the restoration feature would simply provide that whenever an employee presents previously-owned shares to satisfy the option price, he or she would receive a number of options equal to the number of presented shares. The restored options would have an exercise price equal to the fair market value of the stock on the date the restored options are granted and carry the same expiration date as the original options.

    In summary, the amendments would

    (a) extend the term of the Stock Plan to May 31, 2005;

    (b) extend the coverage of the Stock Plan to include employees of the Corporation's limited liability company subsidiaries, such as Marathon Ashland Petroleum LLC, and joint ventures included within either the Marathon Group or the U. S. Steel Group (without increasing the aggregate number of shares available for grant in any calendar year);

    (c) incorporate performance measures for the vesting of restricted stock in order to preserve the tax deductibility for the value of such stock under
Section 162(m) of the Internal Revenue Code;

    (d) in connection with such tax deductibility, increase the maximum aggregate number of shares that could be awarded to any participant during any calendar year from 300,000 in total to 500,000 of each class of common stock, such maximum to apply in total to Options, Restored Options, Stock Appreciation Rights and Restricted Stock;

    (e) limit the number of shares that could be granted in the form of restricted stock during the remaining seven years of the Stock Plan to 1,200,000 shares of Marathan Stock and 800,000 shares of Steel Stock;

    (f) prohibit the repricing of options except in the event of a change in the outstanding common stock of USX by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event;

    (g) limit the term of an option to ten years from the date of grant;

    (h) provide that restrictions on restricted stock will terminate in the event of a change in control of the Corporation;

    (i) add an option restoration feature whereby participants could present previously-owned shares in payment of an option exercise price and receive a number of options ("Restored Options") equal to the number of shares presented, such Restored Options to have an exercise price equal to the fair market value of the applicable class of stock on the date the Restored Options are granted and carry the same expiration date as the original option exercised; and

    (j) delete outdated references to the former USX-Delhi Group.

    If the amendments are not approved by the stockholders, the Stock Plan will remain in effect in its current form.

SUMMARY OF MATERIAL FEATURES OF THE AMENDED AND RESTATED USX CORPORATION 1990
  STOCK PLAN

GENERAL

    The Stock Plan, as amended and restated, would permit the grant of any or all of the following types of awards in any combination or sequence: (a) Stock Options, (b) Restored Options, (c) Stock Appreciation Rights and (d) Restricted Stock. Up to 0.5% of the outstanding Marathon Stock and up to 0.8% of the outstanding Steel Stock on December 31 of the preceding year will be available for Grants during each calendar year the Stock Plan is in effect. Any unused Shares in any year are available for Grant in subsequent years and Shares related to Grants that are forfeited, terminated, cancelled, expired, unexercised, settled in cash in lieu of Shares or in such manner that all or some of the Shares covered by the Grant are not issued to a participant, shall immediately become available under the Stock Plan.

    The employees of the Corporation who are eligible for participation under the Stock Plan are all executive officers and others in responsible positions whose performance in the judgment of the Compensation Committee affects the Corporation's success. It is expected that approximately 600 employees will be eligible for participation under the Stock Plan in 1998. Over the term of the Stock Plan, it is anticipated that other employees will become eligible for participation in the Stock Plan.

    The Compensation Committee shall administer the Stock Plan. It shall determine the type or types of Grants to be made under the Stock Plan and shall set forth in each such Grant the terms, conditions and limitations applicable to it. The Compensation Committee shall have full and exclusive power to interpret the Stock Plan, to adopt rules, regulations and guidelines relating to the Stock Plan and to make all of the determinations necessary for its administration.

TYPES OF GRANTS

    OPTIONS. The Compensation Committee may grant the right to purchase a specified number of Shares at not less than the Fair Market Value on the date of the Grant. All Options will be Non-Qualified Options. Payment of the purchase price shall be made in cash or in such other form as approved by the Committee including common stock valued at its fair market value on the date of the option exercise. No Option will have a term exceeding ten years from the date of grant or be exercisable prior to the expiration of one year from the date of grant, and no Option will be repriced except in the event of any change in the outstanding common stock of the Corporation by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event. In the case of a change in control of the Corporation, all restrictions will terminate.

    An employee receiving the Option does not realize income under the Internal Revenue Code upon the grant of the Option. The employee will generally realize income at the time of exercise of the Option in the amount of the difference between the option price and the fair market value of the common stock on the date of exercise. The Corporation will then be entitled to a tax deduction in an amount equal to the amount of income realized by the employee.

    RESTORED OPTIONS. An employee may exercise an Option by paying the purchase price in previously owned Shares of the class of stock of the underlying Option. Upon such an exercise, a Restored Option will be granted equal to the number of Shares presented plus any Shares withheld for the payment of taxes. A Restored Option will have an exercise price equal to the Fair Market Value of the class of stock of the exercised option on the date of exercise, as well as the same expiration date as the original exercised option. No Restored Option will be exercisable prior to the expiration of one year from the date of grant.

    STOCK APPRECIATION RIGHTS. The Compensation Committee may grant a participant the right to receive a payment in cash and/or common stock equal to the excess of the fair market value of a Share of common stock on the date the right is exercised over the fair market value of a Share on the date the right is granted for a specified number of Shares. No Stock Appreciation Right will be exercisable prior to the expiration of one year from the date of grant.

    An employee receiving the right does not realize income under the Internal Revenue Code at the time of receipt of the right. The employee will realize income upon the exercise of the right in the amount of the cash received and the fair market value on the date of exercise of the common stock received. The Corporation will then be entitled to a tax deduction in the amount of such income realized by the employee.

    RESTRICTED STOCK. The Compensation Committee may award Shares of common stock for no cash consideration or for such other consideration as may be determined by the Committee. Each award shall be subject to conditions including, but not limited to, continuous service with the Corporation of at least one year following the date of such award and vesting restrictions based on achievement of target levels under specified performance measures, and also subject to provisions for forfeiture and non-transfer. No Shares of Restricted Stock will be vested prior to one year from the date of grant. In the case of a change in control of the Corporation, all restrictions will terminate. During the period January 1, 1998 through May 31, 2005, the number of Shares of Restricted Stock granted will not exceed 1,200,000 for Marathon Stock or 800,000 for Steel Stock.

    Each award of Restricted Stock will remain unvested for a minimum of one year and until the Compensation Committee vests the Shares. The Committee will base its vesting decisions on the achievement of target levels under the following performance measures:

                                               PERFORMANCE MEASURES FOR THE
                                               VESTING OF RESTRICTED STOCK
--------------------------------------------------------------------------------------------------------------------------
                       MARATHON GROUP                                              U. S. STEEL GROUP
------------------------------------------------------------  ------------------------------------------------------------

Earnings before interest, taxes and depreciation as a         Income from operations as a percent of capital employed
  percent of total assets

Oil and gas reserve replacement ratio                         Income from operations per ton shipped

Income per barrel of oil equivalent produced (upstream)       Operating cash flow as a percent of capital employed

Operating income per barrel of refinery throughput            Safety performance
  (downstream)

Safety performance

    An employee normally will not realize income under the Internal Revenue Code upon the grant of Restricted Stock. Upon the termination of the restrictions applicable to such stock, the employee will realize taxable income equal to the fair market value of the Shares of common stock at that time. The Corporation will be entitled to a deduction in the same amount and at the same time as the employee realizes income. Dividends paid to the employee with respect to Restricted Stock constitute compensation and are taxable to the employee and deductible by the Corporation.

    During any calendar year, no participant will be awarded Grants with respect to more than 500,000 Shares of each class of common stock.

    It is not practical to predict the number of Shares that will be awarded under Grants made to participants in the future or to determine those that would have been awarded in 1997 as a result of the amendments, because such numbers are, and will continue to be, within the discretion of the Compensation Committee under the terms of the Stock Plan. Information regarding Grants made in 1997 is provided in the Executive Compensation section of this proxy statement.

    The Stock Plan will terminate on May 31, 2005, subject to earlier termination by the Board.

AMENDMENTS

    The Board of Directors may amend, suspend or terminate the Stock Plan provided that no such action may, without stockholder approval, increase the aggregate number of Shares available for grants under the Stock Plan, decrease the price of Options, Restored Options or Stock Appreciation Rights, change the requirements relating to the Compensation Committee or extend the term of the Stock Plan. The Compensation Committee may amend the terms and conditions applicable to outstanding grants consistent with the Stock Plan, provided that no such action may modify the Grant in a manner adverse to the participant without the participant's consent.

    This summary is qualified in its entirety by reference to the copy of the Stock Plan attached as Annex II.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table furnishes information concerning all persons known to USX to beneficially own 5% or more of any class of the voting stock of USX:

                                                NAME AND ADDRESS                            AMOUNT AND NATURE       PERCENT
TITLE OF CLASS                                OF BENEFICIAL OWNER                        OF BENEFICIAL OWNERSHIP   OF CLASS
-----------------------  --------------------------------------------------------------  -----------------------  -----------

Marathon Stock           Wellington Management Company, LLP                                      19,894,000(1)           6.9(1)
                         75 State Street
                         Boston, MA 02109

Marathon Stock           FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson                  20,443,485(2)          7.09(2)
                         82 Devonshire Street
                         Boston, MA 02109

Steel Stock              Princeton Services, Inc.                                                 8,130,070(3)           9.4(3)
                         800 Scudders Mill Road
                         Plainsboro, NJ 08536

                         Includes:

                         Merrill Lynch Asset Management, L.P.                                     4,980,070(3)           5.8(3)
                         800 Scudders Mill Road
                         Plainsboro, NJ 08536

Steel Stock              Mellon Bank Corporation                                                  4,554,619(4)          5.28(4)
                         One Mellon Bank Center
                         Pittsburgh, PA 15258

Steel Stock              The Prudential                                                           5,401,345(5)          6.25(5)
                         Insurance Company of America
                         751 Broad Street
                         Newark, NJ 07102

--------------------------
(1) Based on Schedule 13G dated January 17, 1998 which indicates that Wellington Management Company, LLP had sole voting power over no shares, shared voting power over 3,420,300 shares, sole dispositive power over no shares and shared dispositive power over 19,894,000 shares.

(2) Based on Schedule 13G dated December 30, 1997 which indicates that FMR Corp. had sole voting power over 2,669,385 shares, shared voting power over no shares, sole dispositive power over 20,443,485 shares and shared dispositive power over no shares. According to such Schedule 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 16,920,200 shares; Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the various investment companies to which Fidelity acts as investment adviser (the "Funds") each has sole power to dispose of the 16,920,200 shares owned by the Funds; neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares held by the Funds; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,115,885 shares; Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 3,115,885 shares and sole power to vote or to direct the voting of 2,261,985 shares, and no power to vote or to direct the voting of 853,900 shares; and Fidelity International Limited ("FIL"), once a majority-owned subsidiary of Fidelity but now operating as an independent entity, is the beneficial owner of 407,400 shares. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934.

(3) Based on Schedule 13G dated January 30, 1998 which indicates that Princeton Services, Inc. had sole voting power over no shares, shared voting power over 8,130,070 shares, sole dispositive power over no shares and shared dispositive power over 8,130,070 shares; and that Merrill Lynch Asset Management, L.P. had sole voting power over no shares, shared voting power over 4,980,070 shares, sole dispositive power over no shares and shared dispositive power over 4,980,070 shares.

(4) Based on Schedule 13G dated January 23, 1998 which indicates that Mellon Bank Corporation had sole voting power over 3,029,215 shares, shared voting power over 61,041 shares, sole dispositive power over 4,283,711 shares and shared dispositive power over 160,867 shares.

(5) Based on Schedule 13G dated February 10, 1998 which indicates that The Prudential Insurance Company of America had sole voting power over 445,773 shares, shared voting power over 4,499,135 shares, sole dispositive power over 445,773 shares and shared dispositive power over 4,703,135 shares. Included in the total number of shares are 233,500 convertible preferred shares which are convertible into Steel Stock at a ratio of 1.081 Steel Stock share for each preferred share.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the number of shares of each class of USX common stock beneficially owned, as of January 31, 1998, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of January 31, 1998, any equity security of USX other than common stock.

                                                                                                     MARATHON     STEEL
NAME                                                                                                  STOCK       STOCK
--------------------------------------------------------------------------------------------------  ----------  ----------

                                                                                                      SHARES      SHARES
                                                                                                    ----------  ----------
Neil A. Armstrong(1)..............................................................................      10,467       3,384
Victor G. Beghini(2)(3)...........................................................................     586,758      96,113
Jeanette G. Brown (1).............................................................................       2,182       1,418
Charles A. Corry(1)(2)(3).........................................................................     216,139      80,372
Robert M. Hernandez(2)(3)(4)......................................................................     309,290     101,459
Charles R. Lee(1).................................................................................       7,822       3,183
Paul E. Lego(1)...................................................................................       7,689       2,432
Ray Marshall(1)...................................................................................       3,331       1,798
John F. McGillicuddy(1)...........................................................................       9,829       3,112
John M. Richman(1)................................................................................      10,273       3,286
Dan D. Sandman(2)(3)..............................................................................      60,653      47,359
Seth E. Schofield(1)..............................................................................       2,664       1,566
John W. Snow(1)...................................................................................       2,139       1,372
Thomas J. Usher(2)(3).............................................................................     334,771     291,014
Paul J. Wilhelm(2)(3).............................................................................      40,351     129,686
Douglas C. Yearley(1).............................................................................       5,153       2,426
All Directors and Executive Officers as a group (37 persons)(1)(2)(3)(5)..........................   2,421,846   1,343,309

--------------------------
(1) Includes Common Stock Units credited under the USX Corporation Deferred Compensation Plan for Non-Employee Directors as follows:

                                                                 MARATHON STOCK             STEEL STOCK
NAME                                                           COMMON STOCK UNITS       COMMON STOCK UNITS
-----------------------------------------------------------  -----------------------  -----------------------
Neil A. Armstrong..........................................             8,967                    3,084
Jeanette G. Brown..........................................             1,139                      372
Charles A. Corry...........................................             1,139                      372
Charles R. Lee.............................................             5,822                    1,983
Paul E. Lego...............................................             6,146                    2,123
Ray Marshall...............................................             2,277                      743
John F. McGillicuddy.......................................             7,829                    2,712
John M. Richman............................................             8,573                    2,946
Seth E. Schofield..........................................             1,605                      508
John W. Snow...............................................             1,139                      372
Douglas C. Yearley.........................................             4,153                    1,426

(2) Includes shares held under the USX Savings Fund Plan, the Marathon Thrift Plan, the USX Dividend Reinvestment and Stock Purchase Plans, the 1986 Stock Option Incentive Plan and the 1990 Stock Plan.

(3) Includes shares which may be acquired upon exercise of outstanding options as follows: Mr. Usher: Marathon Stock 282,500, Steel Stock 258,500; Mr.
    Corry: Marathon Stock 215,000, Steel Stock 80,000; Mr. Beghini: Marathon Stock 468,250, Steel Stock 70,750; Mr. Wilhelm: Marathon Stock 31,800, Steel Stock 111,750; Mr. Hernandez: Marathon Stock 257,450, Steel Stock 87,500; Mr. Sandman: Marathon Stock 35,000, Steel Stock 38,725; and all directors and executive officers as a group: Marathon Stock 1,854,775 and Steel Stock 1,117,640.

(4) As of January 31, 1998 United States Steel and Carnegie Pension Fund, trustee of USX's Pension Plan, owned 657,080 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of six members of the Investment Committee of the trustee. The Board of Directors of the trustee has by formal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims beneficial ownership of such stock.

(5) Total shares beneficially owned in each case constitute less than one percent of the outstanding shares of each class.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    USX is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and change in ownership of USX's equity securities. Terrence D. Straub was late in filing his Form 5 for 1996 and a Form 4 for a transaction in July 1997. Kenneth L. Matheny was two days late filing his Form 3, but he reported all transactions on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth certain information concerning the compensation awarded to, earned by or paid to the chief executive officer and the other four most highly compensated executive officers of USX for services rendered in all capacities during 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                              COMPENSATION(4)
                                                     ANNUAL COMPENSATION                  -----------------------
                                      -------------------------------------------------   RESTRICTED
                                                              SALARY         OTHER          STOCK                    ALL OTHER
           NAME AND                                          AND BONUS      ANNUAL         AWARD(S)     OPTIONS     COMPENSATION
      PRINCIPAL POSITION        YEAR  SALARY($)   BONUS($)   TOTAL($)   COMPENSATION($)     ($)(1)     SARS(#)(2)      ($)(3)
------------------------------  ----  ---------   ---------  ---------  ---------------   ----------   ----------   ------------
T. J. Usher...................  1997   981,250    1,420,000  2,401,250      16,820           89,199     200,000       136,079
  Chairman & Chief              1996   833,333    1,200,000  2,033,333      21,178           57,879     160,000        77,956
  Executive Officer             1995   675,000      900,000  1,575,000       4,646        1,838,203     130,000        65,029

V. G. Beghini.................  1997   723,333    1,050,000  1,773,333           0                0      90,000       116,084
  Vice Chairman--               1996   692,500      850,000  1,542,500           0           20,578      80,000        41,475
  Marathon Group                1995   667,500      625,000  1,292,500           0          947,042      73,000        77,475
  and President--
  Marathon Oil
  Company

P. J. Wilhelm.................  1997   407,500      611,000  1,018,500       7,874           30,599      75,000        47,698
  President--U.S.               1996   358,333      537,000   895,333        2,457           28,590      65,000        30,977
  Steel Group                   1995   320,833      450,000   770,833        2,699          720,078      55,000        29,304

R. M. Hernandez...............  1997   522,500      750,000  1,272,500       6,954           29,733      75,000        62,434
  Vice Chairman & Chief         1996   495,000      650,000  1,145,000       5,568           19,297      65,000        49,213
  Financial Officer             1995   475,000      550,000  1,025,000       6,080          612,734      59,000        46,931

D. D. Sandman.................  1997   354,583      530,000   884,583        2,986           21,812      40,000        39,077
  General Counsel,              1996   323,083      450,000   773,083        1,606           33,700      35,000        27,392
  Secretary and Senior          1995   288,583      340,000   628,583        2,249          416,659      27,500        24,360
  Vice President--
  Human Resources & Public
  Affairs

--------------------------

(1) Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 1997, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report on page 22).

                                                                                            UNVESTED RESTRICTED SHARES
                                                   VESTING SCHEDULE                             AGGREGATE HOLDINGS
                                  --------------------------------------------------  --------------------------------------
                                                                MAY          MAY                               VALUE AS OF
                                                 CLASS OF      1998         1999      CLASS OF                 DECEMBER 31,
                                  DATE GRANTED     STOCK     (SHARES)     (SHARES)      STOCK      SHARES        1997($)
                                  -------------  ---------  -----------  -----------  ---------  -----------  --------------

T. J. Usher.....................  July 25,1995   Marathon        9,750                Marathon       29,250        978,962

                                                 Steel           5,250                Steel          15,660        476,651

                                  May 27, 1997   Marathon                     1,950   Delhi              90          1,848

                                                 Steel                          960                             ----------

                                                                                                      Total      1,457,461
                                                                                                      ---------------------
V. G. Beghini...................  July 25, 1995  Marathon        5,200                Marathon       13,676        457,719

                                                 Steel           2,800                Steel           7,364        224,142
                                                                                                              --------------

                                                                                                      Total        681,861

P. J. Wilhelm...................  July 25, 1995  Marathon        1,750                Marathon        5,220        174,707

                                                 Steel           3,250                Steel           9,750        296,766

                                  May 27, 1997   Marathon                       320   Delhi              30            616

                                                 Steel                          650                         --------------


                                                                                                      Total        472,089

R. M. Hernandez.................  July 25, 1995  Marathon        3,250                Marathon        9,750        326,321

                                                 Steel           1,750                Steel           5,220        158,884

                                                                                      Delhi              30            616
                                                                                                              --------------

                                                                                                      Total        485,821

D. D. Sandman...................  July 25, 1995  Marathon        2,340                Marathon        7,020        234,951

                                                 Steel           1,260                Steel           3,780        115,054
                                                                                                              --------------

                                                                                                      Total        350,005

(2) All option shares listed were granted with tandem stock appreciation rights ("SARs").

(3) This column includes amounts contributed by USX under the USX Savings Fund Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 1997 are $49,063, $94,275, $20,375, $26,125 and $17,729 for
    Messrs. Usher, Beghini, Wilhelm, Hernandez and Sandman, respectively. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 1997, these amounts are $42,746, $11,302, $21,552 and $10,713 for
    Messrs. Usher, Wilhelm, Hernandez and Sandman, respectively. Also included are dividends paid on restricted stock. For 1997, these amounts were $44,270, $21,809, $16,020, $14,757, and $10,634 for Messrs. Usher, Beghini,
    Wilhelm, Hernandez and Sandman, respectively.

(4) Restricted stock and stock options/SAR shares granted by class of stock are as follows (Delhi Stock shares, options and SARs were redeemed on January 26, 1998 at the redemption price of $20.60 per share.):

                                                                                    CLASS OF   RESTRICTED   STOCK OPTION/
                                                                                      STOCK     STOCK($)      SAR SHARES
                                                                                    ---------  -----------  --------------

T. J. Usher............................................................       1997  Marathon       57,281        130,000
                                                                                    Steel          30,720         64,000
                                                                                    Delhi           1,198          6,000

                                                                              1996  Marathon       32,712        104,000
                                                                                    Steel          25,167         52,000
                                                                                    Delhi               0          4,000

                                                                              1995  Marathon      950,625         84,500
                                                                                    Steel         887,578         42,500
                                                                                    Delhi               0          3,000

V. G. Beghini..........................................................       1997  Marathon            0         58,500
                                                                                    Steel               0         31,500
                                                                                    Delhi               0              0

                                                                              1996  Marathon       11,635         65,000
                                                                                    Steel           8,943         13,000
                                                                                    Delhi               0          2,000

                                                                              1995  Marathon      489,762         59,750
                                                                                    Steel         457,280         11,250
                                                                                    Delhi               0          2,000

P. J. Wilhelm..........................................................       1997  Marathon        9,400         24,000
                                                                                    Steel          20,800         48,750
                                                                                    Delhi             399          2,250

                                                                              1996  Marathon        7,831         10,000
                                                                                    Steel          20,759         53,000
                                                                                    Delhi               0          2,000

                                                                              1995  Marathon      170,625          8,150
                                                                                    Steel         549,453         45,850
                                                                                    Delhi               0          1,000

R. M. Hernandez........................................................       1997  Marathon       19,094         48,750
                                                                                    Steel          10,240         24,000
                                                                                    Delhi             399          2,250

                                                                              1996  Marathon       10,897         43,000
                                                                                    Steel           8,400         20,000
                                                                                    Delhi               0          2,000

                                                                              1995  Marathon      316,875         38,500
                                                                                    Steel         295,859         18,500
                                                                                    Delhi               0          2,000

D. D. Sandman..........................................................       1997  Marathon       13,748         26,000
                                                                                    Steel           8,064         12,800
                                                                                    Delhi               0          1,200

                                                                              1996  Marathon       19,041         23,000
                                                                                    Steel          14,659         10,000
                                                                                    Delhi               0          2,000

                                                                              1995  Marathon      215,475         18,575
                                                                                    Steel         201,184          6,925
                                                                                    Delhi               0          2,000

                             1997 OPTION/SAR GRANTS

    The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 1997 to each executive officer named in the Summary Compensation Table under the USX 1990 Stock Plan:

                                                                                                     POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                                           RATES OF
                                                      % OF TOTAL      EXERCISE                     STOCK PRICE APPRECIATION
                                         NO. OF      OPTIONS/SARS      OR BASE                               FOR
                                        OPTIONS/      GRANTED TO        PRICE                         OPTION TERM($)(4)
                            CLASS OF      SARS         EMPLOYEES         PER        EXPIRATION    --------------------------
NAME OR GROUP               STOCK(5)   GRANTED(1)     IN 1997(3)      SHARE($)         DATE          0%            5%
-------------------------  ----------  -----------  ---------------  -----------  --------------     ---     ---------------
T. J. Usher..............  Marathon     130,000(2)          17.2%       29.3750   May 27, 2007            0        2,401,594
                           Steel         64,000(2)          14.0%       32.0000   May 27, 2007            0        1,287,974
                           Delhi          6,000(2)           6.4%       13.3125   N/A                   N/A           50,233

V. G. Beghini............  Marathon      58,500(2)           7.7%       29.3750   May 27, 2007            0        1,080,717
                           Steel         31,500(2)           6.9%       32.0000   May 27, 2007            0          633,925
                           Delhi              0(2)           0.0%           N/A   N/A                   N/A              N/A

P. J. Wilhelm............  Marathon      24,000(2)           3.2%       29.3750   May 27, 2007            0          443,371
                           Steel         48,750(2)          10.7%       32.0000   May 27, 2007            0          981,074
                           Delhi          2,250(2)           2.4%       13.3125   N/A                   N/A           18,837

R. M. Hernandez..........  Marathon      48,750(2)           6.4%       29.3750   May 27, 2007            0          900,598
                           Steel         24,000(2)           5.2%       32.0000   May 27, 2007            0          482,990
                           Delhi          2,250(2)           2.4%       13.3125   N/A                   N/A           18,837

D. D. Sandman............  Marathon      26,000(2)           3.4%       29.3750   May 27, 2007            0          480,319
                           Steel         12,800(2)           2.8%       32.0000   May 27, 2007            0          257,595
                           Delhi          1,200(2)           1.3%       13.3125   N/A                   N/A           10,047

All Stockholders.........  Marathon           N/A            N/A        29.3750   May 27, 2007            0    5,334,981,143
                           Steel              N/A            N/A        32.0000   May 27, 2007            0    1,742,343,574
                           Delhi              N/A            N/A        13.3125   N/A                   N/A       79,078,259

All Optionees............  Marathon       756,260          100.0%       29.3750   May 27, 2007            0       13,970,996
                           Steel          457,590          100.0%       32.0000   May 27, 2007            0        9,208,816
                           Delhi           94,250          100.0%       13.3125   N/A                   N/A          789,080

All Optionees' Gain as...  Marathon           N/A            N/A        29.3750   May 27, 2007            0             0.26%
  % of All                 Steel              N/A            N/A        32.0000   May 27, 2007            0             0.53%
  Stockholders' Gain       Delhi              N/A            N/A        13.3125   N/A                   N/A             1.00%


NAME OR GROUP                    10%
-------------------------  ----------------
T. J. Usher..............         6,086,106
                                  3,263,987
                                    127,300
V. G. Beghini............         2,738,748
                                  1,606,494
                                        N/A
P. J. Wilhelm............         1,123,589
                                  2,486,240
                                     47,738
R. M. Hernandez..........         2,282,290
                                  1,223,995
                                     47,738
D. D. Sandman............         1,217,221
                                    652,797
                                     25,460
All Stockholders.........    13,519,879,191
                              4,415,450,433
                                200,398,903
All Optionees............        35,405,219
                                 23,336,998
                                  1,999,674
All Optionees' Gain as...              0.26%
  % of All                             0.53%
  Stockholders' Gain                   1.00%

--------------------------

(1) All options listed are exercisable on May 27, 1998.

(2) These options were granted with tandem SARs, which have the same date of exercisability as the underlying option. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of USX's quarterly earnings, the Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3) Indicates percentage of total options granted in the applicable class of stock.

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Marathon Stock or the Steel Stock. USX did not use an alternative formula for a grant date valuation, as USX is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 1997 and the number of outstanding shares as of December 31, 1997.

(5) Delhi Stock options and SARs were redeemed on January 26, 1998 at the redemption price of $20.60 per share.

                      OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 1997 together with the total number of options and SARs outstanding at December 31, 1997 and the value of such options:

                      AGGREGATED 1997 OPTION/SAR EXERCISES
                    AND DECEMBER 31, 1997 OPTION/SAR VALUES

                                                                                                           TOTAL VALUE
                                                                                                          OF UNEXERCISED
                                                                                                           IN-THE-MONEY
                                                              NO. OF      TOTAL VALUE       NO. OF       OPTIONS/SARS AT
                                                              SHARES       REALIZED      UNEXERCISED       DECEMBER 31,
                                                            UNDERLYING      FOR ALL    OPTIONS/SARS AT       1997 FOR
                                                           OPTIONS/SARS   CLASSES OF     DECEMBER 31,      ALL CLASSES
NAME                                                       EXERCISED(1)   STOCK($)(1)      1997(1)        OF STOCK($)(1)
--------------------------------------------------------  --------------  -----------  ----------------  ----------------
T. J. Usher.............................................       109,500     1,352,281         560,000          2,064,686
V. G. Beghini...........................................        25,000        57,843         549,000          4,843,809
P. J. Wilhelm...........................................        20,650       178,353         148,800            175,287
R. M. Hernandez.........................................        74,000       262,977         359,200          3,028,554
D. D. Sandman...........................................        97,375       968,407          82,925            191,352

--------------------------

    Note: All options listed above, except those granted on May 27, 1997, are currently exercisable. Except for 7,800 shares held by Mr. Wilhelm, all options listed above were granted with tandem SARs.

(1) Figures by class of stock are as follows (Dehli Stock options and SARs were redeemed on January 26, 1998 at the redemption price of $20.60 per share.):

                                                                            NO. OF                        NO. OF
                                                                            SHARES                     UNEXERCISED
                                                                          UNDERLYING                 OPTIONS/SARS AT
                                                             CLASS OF    OPTIONS/SARS      VALUE       DECEMBER 31,
                                                              STOCK       EXERCISED     REALIZED($)        1997
                                                            ----------  --------------  -----------  ----------------
T. J. Usher...............................................  Marathon         109,500     1,352,281         282,500
                                                            Steel                  0             0         258,500
                                                            Delhi                  0             0          19,000

V. G. Beghini.............................................  Marathon          25,000        57,843         468,250
                                                            Steel                  0             0          70,750
                                                            Delhi                  0             0          10,000

P. J. Wilhelm.............................................  Marathon          20,650       178,353          31,800
                                                            Steel                  0             0         111,750
                                                            Delhi                  0             0           5,250

R. M. Hernandez...........................................  Marathon          74,000       262,977         257,450
                                                            Steel                  0             0          87,500
                                                            Delhi                  0             0          14,250

D. D. Sandman.............................................  Marathon          97,375       968,407          35,000
                                                            Steel                  0             0          38,725
                                                            Delhi                  0             0           9,200

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Compensation programs for USX's executives are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. The principal elements of executive compensation are salaries, short-term incentive (bonus) awards and long-term incentive awards, which are currently made to executives in the form of stock options, with tandem stock appreciation rights, and restricted stock.

    The Compensation Committee is involved in decision making with respect to all executive compensation matters, either making recommendations to the USX or a subsidiary company board or acting on its own, whichever is appropriate. The Committee administers the Senior Executive Officer Annual Incentive Compensation Plan, which was adopted in 1994 and is intended to meet the requirements for deductibility under the tax law for awards made under the Plan, and the USX Annual Incentive Compensation Plan, as well as the Corporation's plan under which long-term incentives are granted--the 1990 Stock Plan. The Committee has approved the amendments to the Senior Executive Officer Annual Incentive Compensation Plan and the 1990 Stock Plan that are being submitted to the stockholders for approval elsewhere in the proxy statement.

    Each executive management salary is subjectively administered within a salary range with a midpoint that is externally competitive and internally equitable. The midpoint is externally competitive in the respect that it is near the average midpoint for comparable positions at companies of similar size and complexity, and it is internally equitable in the sense that it reflects the ranking of the position in comparison with other positions in the same organization. The data used in setting each position's midpoint are obtained from surveys coordinated by independent consultants, with each business line having its own source of relevant data. Ultimately, an executive's salary level reflects a variety of factors, including time in position and experience, with the Committee giving such weight to each factor as it considers appropriate. While the overall decision making is subjective, performance is given the highest weight in determining salary increases. Thus, an executive's salary reflects, first, the relative "value" of the position, as measured both externally and internally, such factors as time in the position and experience, and, finally, the sustained level of performance. Under the current salary administration philosophy, once an executive's salary has reached the midpoint for the position, increases rarely exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. At this level, short- and long-term incentive opportunities provide the primary basis for any significant increases in compensation. The results of the Committee's considerations and the salary administration philosophy described above are reflected in the salaries shown for the officers named in the Summary Compensation Table.

    Short-term incentives are targeted to provide award opportunities near the average of those for other industrial companies. The Senior Executive Officer Annual Incentive Compensation Plan provides for awards based on pre-established performance measures specifically related to the responsibilities of Plan participants. No portion of an award related to achievement of a specific performance measure may be paid unless performance reaches the minimum, or threshold, level for that measure. While performance measures vary across the Corporation, payments for 1997 were based on performance (as measured for incentive compensation purposes) that was at or above threshold levels for profit from operations, stock performance and worker safety for the Marathon and
U. S. Steel Groups. Threshold levels were also exceeded by the U. S. Steel Group for steel shipments; by the Marathon Group for production of natural gas, for refined product sales, for refined product margins and for toxic emissions improvements; and by the Corporation for workforce diversity. The Compensation Committee certified in writing prior to payment of the awards for the year 1997 that the pre-established, applicable performance measures required under the Plan were satisfied.

    Executives who do not participate in the Senior Executive Officer Annual Incentive Compensation Plan participate in the USX (which includes U. S. Steel), or Marathon Annual Incentive Compensation Plans ("other Plans"). The primary basis for individual award determination under these other Plans is the degree of achievement of pre-established objectives, including profit, cash flow and EVA-Registered Trademark- (economic value added), as measured for incentive compensation purposes, as well as individual objectives. Consideration is also given to directional changes over the previous year's performance as well as the absolute levels of income and cash flow. Awards are subjective, since the Committee gives such weight to the various factors as it deems appropriate.

    Opportunities for payouts from long-term incentive compensation provide the most direct link to total shareholder return. Under the 1990 Stock Plan, the Committee may grant stock options, stock appreciation rights and/or restricted stock. The Committee makes stock option grants that are subjectively determined to be reasonable and in line with other compensation. The number of shares granted generally reflects the optionee's level of responsibility, and the classes of stock granted reflect the specific Group(s) to which the optionee's responsibilities relate. Grants are normally made once a year. If the Committee determines that such action is desirable, it may vary the typical grant pattern, such as by making an additional grant or by varying the size of grant. A grant of stock options was made by the Committee in May 1997.

    Since the inception of the 1990 Stock Plan, the Committee has subjectively established, for each recipient, an annual target level of restricted stock shares, based on the same factors as are used for granting stock options. Shares are vested on

--------------------------

EVA-Registered Trademark- is a registered trademark of Stern Stewart & Co.

the basis of the performance of the Corporation and its Groups. A major grant, made in 1995, was intended to cover the five-year period ending with 1999; subsequent grants were made to Plan participants only to permit vesting at the target level for the number of years of employment remaining in the period. The Committee's vesting decisions were made on the basis of peer-group performance comparisons with relevant businesses. Performance factors included earnings before interest, taxes and depreciation as a percent of total assets (Marathon Group), pretax profit from operations as a percent of sales (Delhi Group) and as a percent of capital employed (U. S. Steel and Delhi Groups), operating cash flow as a percent of capital employed (U. S. Steel and Delhi Groups) and net operating cash flow as a percent of capital employed (Delhi Group). In addition, the comparison for the Marathon Group included downstream operating income per barrel sold, upstream income per barrel of oil equivalent produced, and oil and gas reserve replacement ratio. The comparison for the U. S. Steel Group included operating profit per ton of steel shipped. Safety performance comparisons were included for all three Groups. Vesting of restricted stock for corporate officers was based on composite results for the three operating Groups. In May 1997, shares of restricted stock were vested based on 1996 performance.

    As a means of monitoring USX's executive compensation programs, the Committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U. S. Steel and Marathon Groups with the same elements for similar positions at comparable companies. Periodically, an independent consultant reviews USX's executive compensation programs to ensure that the various forms of compensation provided are appropriate for the Corporation and its business units and that the programs provide competitive, performance-based compensation. A compensation comparison of selected executive positions, which included all of USX's Officer-Director positions, indicated that the salaries and the projected value of long-term incentive grants were generally below average for the sample positions.

    Bonuses were more variable, with some above and some below average. The Committee has used and intends to continue using the results of such compensation comparisons as one of the factors in its decision making process.

    With respect to the compensation comparisons discussed herein, the Compensation Committee believes that the companies with whom the Corporation competes for employees at its headquarters and business units are not necessarily the same companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index, the Standard and Poor's Domestic Integrated Oil Index and those steel and gas companies deemed most comparable to the Corporation's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business, size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the Shareholder Return Performance presentation.

    The 1997 compensation of the CEO reflects the same elements, and the Committee considers the same factors as those described above, in determining the CEO's compensation. The CEO's leadership and effectiveness in dealing with major corporate problems and opportunities are considered in determining salary increases. Taking into consideration these factors, as well as the comparability of Mr. Usher's salary with CEOs of other companies of similar size and complexity and the position of his salary in the range for his position, the Committee approved a salary increase for Mr. Usher effective August 1, 1997.

    The increase in Mr. Usher's award under the Senior Executive Officer Annual Incentive Compensation Plan for 1997 reflects improvement over 1996 (a year marked by significant improvement) in the Corporation's performance, as measured by the pre-established performance measures discussed above. For example, profit from operations (as measured for incentive compensation purposes) is a heavily weighted performance factor under the Plan. This factor increased about 14% for the Marathon Group and over 60% for the U. S. Steel Group. The higher award also reflects significant increases in the prices of all three classes of the Corporation's common stock (another performance factor under the Plan), as well as an increase in the salary to which the award is related.

    The additional shares granted to Mr. Usher in 1997 in the form of restricted stock and stock options under the 1990 Stock Plan were subjectively considered by the Committee to be at a competitive level relative to other CEOs.

                                      John F. McGillicuddy
                                      Charles R. Lee
                                      Paul E. Lego
                                      Seth E. Schofield

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below are line graphs comparing the yearly change in cumulative total stockholder return for each class of USX's common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and, as applicable, the Standard & Poor's Domestic Integrated Oil Index, or a Steel Index or a Gas Index as defined in footnotes to the graphs.

The Steel Stock Index has been updated to include AK Steel Corporation, LTV Steel Corporation, and National Steel Corporation. It is referred to in the graph as the "New Steel Index." These three companies, which were not publicly traded at the beginning of the five-year period, now present a sufficiently meaningful trading history for inclusion in the index. The Steel Stock graph also contains the index used in last year's proxy statement. It is referred to as the "Old Steel Index."

    COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN MARATHON STOCK ON DECEMBER 31, 1992 VS. S&P 500 AND S&P DOMESTIC INTEGRATED OIL INDEX(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              USX-MARATHON    S&P 500     S&P OIL INDEX
12/31/92            100         100              100
12/31/93             99         110              105
12/31/94            102         112              111
12/31/95            126         153              126
12/31/96            160         189              159
12/31/97            231         252              189

--------------------------

(1)  Total return assumes reinvestment of dividends.

     COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN STEEL STOCK
              ON DECEMBER 31, 1992 VS. S&P 500 AND STEEL INDEX(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             USX-U.S. STEEL  S&P 500    OLD STEEL INDEX    NEW STEEL INDEX
12/31/92           100         100               100                100
12/31/93           131         110               125                124
12/31/94           110         112               120                124
12/31/95            98         153                90                104
12/31/96           104         189                64                 86
12/31/97           106         252                59                 78

--------------------------

(1)  Total return assumes reinvestment of dividends.

(2) Old Steel Index consists of the common stocks of Armco Inc., Bethlehem Steel Corporation and Inland Steel Industries for the period December 31, 1992 through December 31, 1993 and Bethlehem Steel Corporation and Inland Steel Industries for the period January 1, 1994 through December 31, 1997. Armco Inc. underwent a restructuring in April 1994 whereby its carbon steel operations were placed in a separately traded public company, AK Steel Corporation, rendering continuing comparison with Armco Inc. meaningless.

(3) New Steel Index consists of the common stocks of AK Steel Corporation for the period March 30, 1994 through December 31, 1997, LTV Steel Corporation for the period June 30, 1993 through December 31, 1997, National Steel Corporation for the period April 1, 1993 through December 31, 1997 and both Bethlehem Steel Corporation and Inland Steel Industries for the period December 31, 1992 through December 31, 1997.

     COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN DELHI STOCK
               ON DECEMBER 31, 1992 VS. S&P 500 AND GAS INDEX(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              USX-DELHI      S&P 500 INDEX    GAS INDEX (2)
12/31/92        100               100             100
12/31/93         95               110             132
12/31/94         62               112              97
12/31/95         65               153             100
12/31/96        102               189             130
12/31/97        133               252             160

--------------------------
(1)  Total return assumes reinvestment of dividends.
(2) Gas Index consists of the common stocks of American Oil and Gas Corporation, Associated Natural Gas Corporation, Tejas Gas Corporation and Western Gas Resources, Inc. for the period December 31, 1992 through December 31, 1993 and Tejas Gas Corporation and Western Gas Resources, Inc. for the period January 1, 1994 through December 31, 1997. American Oil and Gas Corporation and Associated Natural Gas Corporation were acquired by other companies in 1994, rendering continuing meaningful comparison with them impossible.

                                  TRANSACTIONS

    In the regular course of its business since January 1, 1997, USX and its subsidiaries have had transactions with corporations of which certain non-employee directors are executive officers. Such transactions were in the ordinary course of business and at competitive prices and terms. USX does not consider any such director to have a material interest in any such transaction. USX anticipates that similar transactions will occur in 1998.

                                PENSION BENEFITS

    The United States Steel Corporation Plan for Non-Union Employee Pension Benefits ("USX Pension Plan") is comprised of two defined benefits: the first, based on final earnings and the second, on career earnings. Directors who have not been employees of USX will not receive any benefits under the USX Pension Plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances), for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 1998, Messrs. Usher, Wilhelm, Hernandez and Sandman had 32, 33, 29 and 5 credited years of service, respectively.

                           TABLE OF PENSION BENEFITS
                        FINAL EARNINGS PENSION BENEFITS

AVERAGE ANNUAL ELIGIBLE
  EARNINGS FOR HIGHEST
    FIVE CONSECUTIVE
   YEARS IN TEN-YEAR                  ANNUAL BENEFITS FOR YEARS OF SERVICE
    PERIOD PRECEDING       ----------------------------------------------------------
       RETIREMENT          15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS  40 YEARS
------------------------   --------  --------  --------  --------  --------  --------
$100,000..........         $ 17,325  $ 23,100  $ 28,875  $ 34,650  $ 40,950  $ 47,250
300,000..........            51,975    69,300    86,625   103,950   122,850   141,750
500,000..........            86,625   115,500   144,375   173,250   204,750   236,250
700,000..........           121,275   161,700   202,125   242,550   286,650   330,750
900,000..........           155,925   207,900   259,875   311,850   368,550   425,250
1,100,000........           190,575   254,100   317,625   381,150   450,450   519,750
1,300,000........           225,225   300,300   375,375   450,450   532,350   614,250

    Annual career earnings pension benefits are equal to 1% of total career eligible earnings plus a 30% supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $215,255 for Mr. Usher, $93,903 for Mr. Wilhelm, $146,747 for Mr. Hernandez and $93,750 for Mr. Sandman. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays and do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits, but, as provided by the USX Pension Plan, the final earnings pension is subject to offset for a pension provided outside the USX Pension Plan from a fund to which USX has contributed and for payments made by USX pursuant to workers' compensation or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the Plan.

    In addition to the pension benefit described above, members of USX executive management, which includes all of the executive officers named in the Summary Compensation Table except Mr. Beghini, are entitled to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan upon retirement after age 60 or before age 60 with USX's consent:

                         SUPPLEMENTAL PENSION BENEFITS

AVERAGE ANNUAL BONUS
 FOR THREE HIGHEST
 YEARS IN TEN-YEAR                ANNUAL BENEFITS FOR YEARS OF SERVICE
  PERIOD PRECEDING     ----------------------------------------------------------
     RETIREMENT        15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS  40 YEARS
--------------------   --------  --------  --------  --------  --------  --------
$100,000.......        $ 23,100  $ 30,800  $ 38,500  $ 46,200  $ 53,900  $ 61,600
300,000.......           69,300    92,400   115,500   138,600   161,700   184,800
500,000.......          115,500   154,000   192,500   231,000   269,500   308,000
700,000.......          161,700   215,600   269,500   323,400   377,300   431,200
900,000.......          207,900   277,200   346,500   415,800   485,100   554,400
1,100,000.....          254,100   338,800   423,500   508,200   592,900   677,600
1,300,000.....          300,300   400,400   500,500   600,600   700,700   800,800

    The Marathon Oil Company Retirement Plan (the "Marathon Plan") provides benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with representative years of service. The table is based on a formula of a specified percentage (dependent on years of participation in the plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.

FINAL AVERAGE EARNINGS
  FOR HIGHEST THREE
  CONSECUTIVE YEARS                    ANNUAL BENEFITS FOR YEARS OF SERVICE
  IN TEN-YEAR PERIOD     ----------------------------------------------------------------
 PRECEDING RETIREMENT    15 YEARS  20 YEARS  25 YEARS   30 YEARS    35 YEARS    40 YEARS
----------------------   --------  --------  --------  ----------  ----------  ----------
$100,000........         $ 20,779  $ 27,706  $ 34,632  $   41,558  $   48,485  $   51,948
300,000........            68,779    91,706   114,632     137,558     160,485     171,948
500,000........           116,779   155,706   194,632     233,558     272,485     291,948
700,000........           164,779   219,706   274,632     329,558     384,485     411,948
900,000........           212,779   283,706   354,632     425,558     496,485     531,948
1,100,000......           260,779   347,706   434,632     521,558     608,485     651,948
1,300,000......           308,779   411,706   514,632     617,558     720,485     771,948
1,500,000......           356,779   475,706   594,632     713,558     832,485     891,948
2,000,000......           476,779   635,706   794,632     953,558   1,112,485   1,191,948

    Earnings covered by the Marathon Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon Plan. As of January 31, 1998, Mr. Beghini had 40 years of credited participation. Mr. Sandman has 20 years of credited participation.

    In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), pension benefits will be paid directly by USX or by Marathon when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

                         CHANGE IN CONTROL ARRANGEMENTS

    In order to encourage key officers to continue their dedication to their assigned duties in the face of potentially disturbing circumstances arising from the possibility of a change in control of USX, USX has entered into agreements with each of the executive officers named in the Summary Compensation Table which provide that in the event of termination of employment under certain circumstances following a change in control (as defined in the agreement) the officer will be entitled to certain severance benefits. These severance benefits are (i) a cash payment of up to three times the sum of the officer's current salary plus the highest annual bonus paid to the officer in the three years immediately preceding the date of termination under any annual bonus plan of USX; (ii) a cash payment in settlement of outstanding options under any option or incentive plan of USX; (iii) life, disability, accident and health insurance benefits for a 24-month period after termination; (iv) a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under the pension and welfare benefit plans of USX or Marathon, whichever is applicable, and those which would be payable if the officer had retired as of the date of termination under conditions entitling a retiree under similar circumstances to the highest benefits available under such pension and welfare plans and the officer had been absent due to layoff for a one-year period ending on the date of termination; (v) a cash payment equal to the difference between amounts receivable under the applicable USX or Marathon Savings Fund Plan or Thrift Plan and amounts which would have been received if the officer's savings had been fully vested; and (vi) a cash payment of the amount necessary to insure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under Section 4999 of the Code. Each of the agreements is subject to automatic annual extension unless prior notice is given by USX that it does not wish to extend the agreement, provided that in any event the agreement continues for two years following a "change in control." The circumstances which occasion payment of these severance benefits are termination by the officer for "good reason" or by USX other than for "cause" or "disability" at any time following a "change in control." All the agreements provide that severance benefits are not payable if termination is due to death or disability or is on or after attaining age 65. A "change in control" is defined as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not USX is then subject to such reporting requirement; provided that such a change in control shall be deemed to have occurred if (A) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act but excluding USX, its subsidiaries, fiduciaries under any USX benefit plans, underwriters temporarily holding USX securities and corporations owned by the stockholders of USX in substantially the same proportions as their ownership of stock of USX) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of USX representing twenty percent or more of the combined voting power of USX's then outstanding voting securities; (B) there shall cease to be a majority of the Board comprised as follows: individuals who on the date of the agreement constitute the Board and any new director(s) (other than a director whose initial assumption of office is in connection with an election contest) whose appointment or election by the Board or nomination for election by USX's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date of the agreement or whose appointment, election or nomination for election was previously so approved; or (C) there is consummated a merger or consolidation of USX or a USX subsidiary with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of USX outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the entity surviving the merger or consolidation (or the parent of such surviving entity) or the shareholders of USX approve a plan of complete liquidation of USX, or there is consummated the sale or other disposition of all or substantially all of USX's assets.

                             STOCKHOLDER PROPOSALS

    Proposals of security holders intended to be presented at the 1999 annual meeting of stockholders must be received no later than November 9, 1998 for inclusion in the proxy statement and proxy for that meeting.

    In addition, the By-Laws provide that only such business as is properly brought before the annual meeting will be conducted. For business to be properly brought before the meeting by a stockholder, the By-Laws require that notice be received by the Secretary at least 60, but not more than 90, days prior to the meeting and that such notice provide certain information regarding the business desired to be brought before the annual meeting and about the stockholder giving the notice.

                             SOLICITATION STATEMENT

    The cost of this solicitation of proxies will be borne by USX. In addition to soliciting proxies by mail, directors, officers and employees of USX, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock held of record by such persons and USX will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                         By order of the Board of Directors,
                                         DAN D. SANDMAN,

                                         Secretary

Dated, March 9, 1998

                                                                         ANNEX I

                    USX CORPORATION SENIOR EXECUTIVE OFFICER
                       ANNUAL INCENTIVE COMPENSATION PLAN

        (AS AMENDED FOR APPROVAL BY THE SHAREHOLDERS ON APRIL 28, 1998)

1. PURPOSE

    The objectives of the Senior Executive Officer Annual Incentive Compensation Plan (the "Plan") are to advance the interests of the Corporation by providing Plan Participants with annual incentive opportunities linked directly to specific results. It is intended that the Plan will:

    (a) reinforce the Corporation's goal-setting and strategic planning process,

    (b) recognize the efforts of senior executive officers in achieving objectives, and

    (c) aid in attracting and retaining competent senior executive officers, thus ensuring the long-range success of the Corporation.

2. DEFINITIONS

    The following definitions will apply:

        Award -         An award granted under the Senior Executive Officer Annual Incentive Compensation
                        Plan.
        Board -         The Board of Directors of USX Corporation.
        Committee -     The Compensation Committee of the Board of Directors of USX Corporation, which will consist of not less than three directors of the Corporation who are appointed by the
                        Board of Directors and who will not be and will not have been an officer or an employee of the Corporation. In addition, in order to be a member of the Committee, a director must be an "outside director" within the meaning of Section 162(m) of the
                        Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.
        Corporation -   USX Corporation, together with any 80% or more owned subsidiary companies.
        Group -         One of the Corporation's two Groups -- Marathon Group or U.S. Steel Group.
        Participant -   A senior executive officer who is eligible to receive incentive compensation under the Plan.

3. ADMINISTRATION

    The Committee will administer the Plan and will make all other determinations necessary under the Plan. Determinations made by the Committee will be final and binding upon Participants and their legal representatives and, in the case of deceased Participants, upon their executors, administrators, estates, beneficiaries, heirs and legatees. The terms and provisions of the Plan will be construed under and controlled by the law of the Commonwealth of Pennsylvania.

4. PARTICIPANTS

    Participants in the Plan are those who served in one of the positions listed below for at least a portion of the year for which Awards are made:

            USX Corporation Chairman
            USX Corporation Chief Executive Officer
            USX Corporation President
            USX Corporation Vice Chairmen
            USX Corporation Chief Operating Officer
            USX Corporation Chief Financial Officer
            USX Corporation General Counsel
            USX Corporation Executive Vice Presidents
            USX Corporation Senior Vice Presidents

            Marathon Oil Company President
            Marathon Oil Company Executive Vice Presidents
            Marathon Oil Company Senior Vice Presidents

            U.S. Steel Group President
            U.S. Steel Group Executive Vice Presidents
            U.S. Steel Group Senior Vice Presidents

    Awards made to individuals who die (in which case the Award will be made to the estate of the Participant) or retire during the year will be prorated based on the period of active employment. An employee who is a participant in any other cash incentive plan for a year or portion thereof may not participate in the Plan for the same year or portion thereof.

5. DETERMINATION OF AWARDS

    Each Award granted under the Plan will be based upon the performance of the Corporation and/or a Group. Performance will be evaluated using the specific performance measures outlined in the table below. The Committee has the authority to adopt, in accordance with regulations established under the Code, applicable target levels under these performance measures and the amounts to be awarded for attaining these target levels.

    The Committee reserves the right to reduce the amount of an Award or eliminate an Award that would otherwise be payable to a Participant under the Plan. In no event will the amount of an Award payable to a Participant for a year exceed $3.0 million.

                                                                   ELIGIBLE POSITIONS
                                            ----------------------------------------------------------------
                                                   U.S. STEEL GROUP               MARATHON OIL COMPANY
                                                      PRESIDENT,                       PRESIDENT,
                APPLICABLE                     EXECUTIVE VICE PRESIDENTS        EXECUTIVE VICE PRESIDENTS
               PERFORMANCE                                AND                              AND
                 MEASURES                       SENIOR VICE PRESIDENTS           SENIOR VICE PRESIDENTS
------------------------------------------  -------------------------------  -------------------------------

Income from Operations
    U.S. Steel Group                                           X
    Marathon Group                                                                              X

Steel Shipments                                                X

Oil and Natural Gas Production
    Liquid Hydrocarbon                                                                          X
    Natural Gas                                                                                 X

Increases in Reserves in Excess of Annual
Production
    Liquid Hydrocarbon                                                                          X
    Natural Gas                                                                                 X

Refined Products
    Sales                                                                                       X
    Margins                                                                                     X

Worker Safety
    U.S. Steel Group--Injury Frequency
      Rate                                                     X
    Marathon Group--Lost-Time Accidents                                                         X

Toxic Emissions Improvements
    U.S. Steel Group                                           X
    Marathon Group                                                                              X

Work Force Diversity

Common Stock Performance
    U.S. Steel Group                                           X
    Marathon Group                                                                              X

                                                     USX CORPORATION
                                                        CHAIRMAN,
                                                CHIEF EXECUTIVE OFFICER,
                                                       PRESIDENT,
                                                     VICE CHAIRMEN,
                                                CHIEF OPERATING OFFICER,
                                                CHIEF FINANCIAL OFFICER,
                APPLICABLE                           GENERAL COUNSEL
               PERFORMANCE                    EXECUTIVE VICE PRESIDENTS AND
                 MEASURES                        SENIOR VICE PRESIDENTS
------------------------------------------  ---------------------------------
Income from Operations
    U.S. Steel Group                                            X
    Marathon Group                                              X
Steel Shipments                                                 X
Oil and Natural Gas Production
    Liquid Hydrocarbon                                          X
    Natural Gas                                                 X
Increases in Reserves in Excess of Annual
Production
    Liquid Hydrocarbon                                          X
    Natural Gas                                                 X
Refined Products
    Sales                                                       X
    Margins                                                     X
Worker Safety
    U.S. Steel Group--Injury Frequency
      Rate                                                      X
    Marathon Group--Lost-Time Accidents                         X
Toxic Emissions Improvements
    U.S. Steel Group                                            X
    Marathon Group                                              X
Work Force Diversity                                            X
Common Stock Performance
    U.S. Steel Group                                            X
    Marathon Group                                              X

6. PAYMENT OF AWARDS

    Awards can be paid under the Plan only after the Committee certifies in writing that the applicable performance measures have been satisfied.

    The Compensation Committee may permit deferral of receipt of all or any portion of an Award granted under the Plan for such period and under such conditions as the Committee may determine, including the payment of interest at a reasonable rate.

    No Award will be paid to a Participant who quits or is discharged prior to payment of an Award.

    Unless receipt is deferred, an Award will be paid in cash as soon as practicable following the determination of Awards. Awards are subject to income and payroll tax withholding.

    (A) For Participants who are (or were prior to death or retirement during the year) employees of USX Corporation (Headquarters) or U.S. Steel Group, Awards will not be considered as part of the Participant's salary and will not be used in the calculation of any other pay, allowance or benefit except for provisions as stated under the Supplemental Pension Program.

    (B) For Participants who are (or were prior to death or retirement during the year) employees of Marathon Group, Awards are included in "gross pay" for purposes of benefit calculations under the respective retirement and thrift plans unless the Award is paid after a Participant retires.

7. Effective Date

    Subject to approval by a majority of votes present in person or represented by proxy and entitled to vote on April 28, 1998, this Plan, as amended, will have an effective date of January 1, 1998.

1/14/98

                                                                        ANNEX II

                        USX CORPORATION 1990 STOCK PLAN
        (AS AMENDED FOR APPROVAL BY THE STOCKHOLDERS ON APRIL 28, 1998)

1. OBJECTIVES. The USX Corporation 1990 Stock Plan (the "Plan") is designed:

    (a) to promote the long-term financial interests and growth of the Corporation and subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's businesses;

    (b) to motivate management personnel by means of growth-related incentives to achieve long-range growth goals;

    (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock ownership in the Corporation; and

    (d) to permit grants to participants with respect to the class of common stock that reflects the performance of the Corporation's major business in which the participant works.

2. DEFINITIONS.

    (a) BOARD. The Board of Directors of USX Corporation;

    (b) COMMITTEE. The Compensation Committee of the Board of Directors of USX Corporation, which will consist of not less than three directors of the Corporation who are appointed by the Board of Directors and who will satisfy the definition of "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule. In addition, in order to be a member of the Committee, a director must be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

    (c) CORPORATION. USX Corporation (USX) and its (1) wholly-owned and partially-owned subsidiaries including limited liability companies ("Subsidiaries") and wholly-owned and partially-owned subsidiaries, direct and indirect, of Subsidiaries, and (2) joint ventures included within the U. S. Steel Group or the Marathon Group;

    (d) FAIR MARKET VALUE. Such value of a Share as reported for stock exchange transactions and determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

    (e) GRANT. A Grant made under the Plan to a Participant in the form of an Option, Restored Option, Stock Appreciation Right or Restricted Stock or any combination thereof;

    (f)  MARATHON STOCK. USX-Marathon Group Common Stock, par value $1.00;

    (g) GROUP. One of the Corporation's two Groups--Marathon Group or U. S. Steel Group.

    (h) PARTICIPANT. An employee of the Corporation to whom a Grant is made;

    (i) SHARE. A share of Marathon Stock or Steel Stock, which, in any case, may be authorized but unissued or issued and reacquired;

    (j) SHARES. Shares of Marathon Stock or Steel Stock, or a combination thereof, which, in any case, may be authorized but unissued or issued and reacquired; and

    (k) STEEL STOCK. USX-U.S. Steel Group Common Stock, par value $1.00.

3. ELIGIBILITY. Employees of the Corporation eligible for a Grant under the Plan are all executive officers and others in responsible positions whose performance, in the judgment of the Committee, affects the Corporation's success.

4. ADMINISTRATION. The Plan shall be administered by the Committee in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule. The Committee shall determine the type or types of Grants to be made to each Participant and shall set forth in such Grant the terms, conditions and limitations applicable to it, including provisions relating to change in control of the Corporation. Grants may be made singly, in combination or in tandem. The Committee shall have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions, other than the restrictions described in Paragraph 10, and to make all of the determinations necessary for its administration.

5. SHARES SUBJECT TO THE PLAN. Up to 0.5% of the outstanding Marathon Stock and up to 0.8% of the outstanding Steel Stock, as determined on December 31 of the preceding year, shall be available for Grants during each calendar year in which the Plan is in effect. In addition, Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant shall immediately become available for Grants, and these Shares, as well as any unused portion of the percentage limit of Shares in any calendar year, shall be carried forward and available for Grants in succeeding calendar years. During any calendar year, no Participant shall be awarded Grants pursuant to Paragraphs 7, 8, 9 and 10 hereof with respect to more than 500,000 Shares of each class of stock.

6. DELEGATION OF AUTHORITY. The Committee may delegate to the Stock Option Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

7. OPTIONS. A right to purchase a specified number of Shares at not less than 100% of Fair Market Value on the date of the Grant. All Options will be Non-Qualified Options. Full payment for Shares purchased shall be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including Shares valued at the Fair Market Value of the Shares on the date of exercising the Option. No option shall have a term exceeding ten years from the date of grant or be exercisable prior to the expiration of one year from the date of grant, and no option shall be repriced except as provided for in Paragraph 12.

8. RESTORED OPTION. An option issued as a result of the exercise of an option for which the purchase price is paid wholly in previously owned Shares of the class of stock of the underlying option. Upon such an exercise, a Restored Option shall be granted with respect to Shares of the class of stock of the underlying option, equal to the number of Shares actually used to exercise the underlying option or portion thereof plus any Shares withheld for the payment of taxes. A Restored Option (1) shall have an option price equal to the Fair Market Value of the class of stock of the underlying option on the date of exercise,
(2) shall have the same expiration date as the underlying option and (3) shall not be exercisable prior to the expiration of one year from the date of grant. Grants and exercises of Restored Options shall be subject to such other restrictions as shall be determined by the Compensation Committee.

9. STOCK APPRECIATION RIGHT. A right to receive a payment in cash and/or Shares equal to the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right (SAR) is exercised over the Fair Market Value of a Share at the date of the SAR Grant for a specified number of Shares; provided, that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of USX's quarterly earnings, the Committee may, in its sole discretion, establish a uniform Fair Market Value of a Share for such period which shall not be more than the highest daily Fair Market Value and shall not be less than the lowest daily Fair Market Value during such 10-business-day period. No Stock Appreciation Right shall be exercisable prior to the expiration of one year from the date of grant. "Business day" shall mean all calendar days except Saturdays, Sundays and national holidays.

10. RESTRICTED STOCK. An award of Shares for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. Each award shall be subject to: the condition that the Participant's continuous service with the Corporation continue for at least one year following the date of such award; vesting restrictions based on achievement of business objectives, Corporation and Group performance and other criteria; and provisions for forfeiture and non-transfer. Subject to such forfeiture and transfer restriction provisions as may be established by the Committee, any Participant receiving an award shall have all the rights of a stockholder of the Corporation with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any cash dividends thereon. During the period January 1, 1998 through May 31, 2005, the number of Shares of Restricted Stock granted shall not exceed 1,200,000 for Marathon Stock or 800,000 for U.S. Steel Stock.

    Each award of Restricted Stock under this Plan shall remain unvested until the Committee vests the Shares based upon the performance of the Corporation and/or a Group. Performance will be evaluated using the specific performance measures outlined in the table below. The Committee has the authority to adopt, in accordance with regulations established under the Code, applicable target levels under these performance measures and the percentage of Restricted Stock to be vested for attaining these target levels. The Committee reserves the right to reduce the percentage of Restricted Shares to be vested for a Participant. Shares of Restricted Stock under this Plan will be vested only after the Committee certifies in writing that the applicable performance measures have been satisfied. No Shares of Restricted Stock shall be vested prior to the expiration of one year from the date of grant. In the case of a change in control of the Corporation, all restrictions shall terminate.

                       MARATHON GROUP                                              U. S. STEEL GROUP
------------------------------------------------------------  ------------------------------------------------------------
Earnings before interest, taxes and depreciation as % of      Income from operations as % of capital employed
  total assets
Oil and gas reserve replacement ratio                         Income from operations per ton shipped
Upstream--Income per barrel of oil equivalent produced        Operating cash flow as % of capital employed
Downstream--Operating income per barrel of refinery           Safety performance
  throughput
Safety performance

11. TRANSFER. No Grant may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime shall be exercisable only by the Participant or his or her guardian or legal representative.

12. ADJUSTMENTS. In the event of any change in the outstanding common stock of USX by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee may adjust appropriately the number of Shares available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

13. TAX WITHHOLDING. The Corporation shall have the right to deduct applicable taxes from any cash payment under this Plan which are required to be withheld and further to condition the obligation to deliver or the vesting of Shares under this Plan upon the Participant paying USX such amount as it may request to satisfy any liability for applicable withholding taxes. Participants may elect to have USX withhold Shares to satisfy all or part of their withholding liability in the manner and to the extent provided for by the Committee at the time of such election.

14. AMENDMENTS. The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 12 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

    The Board may amend, suspend or terminate the Plan except that no such action may be taken (other than as provided in Paragraph 12) which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of Options, Restored Options or SARs, change the requirements relating to the Committee or extend the term of the Plan.

15. EFFECTIVE AND TERMINATION DATES. The Plan shall be effective on the date it is approved by the stockholders of USX and shall terminate May 31, 2005, subject to earlier termination by the Board pursuant to Paragraph 14.

                                                                               3